Exhibit 10.1

Execution Version

AMENDMENT NO. 2

Dated as of March 8, 2024

to

AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT

and

SECOND AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT

Each dated as of April 20, 2016

among

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.,

a Delaware limited partnership,

THE OTHER OBLIGORS

party hereto,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Trustee

This AMENDMENT NO. 2 TO AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT AND SECOND AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT, dated as of March 8, 2024 and effective as of the Amendment No. 2 Effective Date (defined below) (this “Amendment”), by and among Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Parent”), each other Obligor party hereto and Wilmington Trust, National Association, as collateral trustee for the benefit of the Parity Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Trustee”). Capitalized terms used but not otherwise defined in this Amendment have the meanings specified in the Collateral Trust Agreement or the Security Agreement (each as defined below), as applicable.

RECITALS

WHEREAS, the Parent, certain Obligors, the Parity Lien Representatives and the Collateral Trustee are parties to that certain Amended and Restated Collateral Trust Agreement dated as of April 20, 2016, as amended by Amendment No. 1 to Amended and Restated Collateral Trust Agreement dated as of July 31, 2020 (the “Collateral Trust Agreement”);

WHEREAS, the Parent, certain Obligors and the Collateral Trustee are parties to that certain Second Amended and Restated Security Agreement dated as of April 20, 2016, as amended by Amendment No. 1 to Second Amended and Restated Security Agreement dated July 31, 2020 (as amended, restated, amended and restated, supplemented, replaced and otherwise modified from time to time and subject to any waiver or consent granted from time to time with respect thereto prior to the date hereof, the “Security Agreement”);

WHEREAS, the Parent, Calumet Finance Corp., a Delaware corporation (“Finance Corp.”) and Wilmington Trust, National Association, as Trustee, were parties to the Indenture dated as of August 5, 2020 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Prior Indenture”);

WHEREAS, concurrently herewith, the Parent and Finance Corp. have paid and performed in full the Notes (as defined in the Prior Indenture) issued pursuant to, and all other obligations under, the Prior Indenture, and the Prior Indenture has been discharged in accordance with the terms thereof;

WHEREAS, on or about the date hereof, (a) the Parent and Finance Corp. (collectively, the “Issuers”) have issued $200,000,000 in aggregate principal amount of Issuers’ 9.25% Senior Secured First Lien Notes due 2029 (the “New Notes”) pursuant to an Indenture, dated on or about the date hereof (as amended, restated, amended and restated, supplemented, refinanced (whether or not with the same noteholders), extended, replaced and otherwise modified from time to time and subject to any waiver or consent granted from time to time with respect thereto, the “New Notes Indenture”), among the Parent, Finance Corp. and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “New Notes Indenture Trustee”) and (b) the Issuers and the New Notes Indenture Trustee (as directed by the holders of the New Notes) have designated the New Notes as Additional Parity Lien Debt under the Collateral Trust Agreement;

WHEREAS, in connection with the issuance of the New Notes, the Parent has requested that the Collateral Trustee and the Parity Lien Debtholders agree to amend the Collateral Trust Agreement and the Second Amended and Restated Security and Pledge Agreement and to authorize the filing of certain financing statement amendments, in each case, as provided in this Amendment;

WHEREAS, the Required Parity Lien Debtholders have delivered to the Collateral Trustee the written Act of Parity Lien Debtholders attached hereto as Exhibit A, pursuant to which the Required Parity Lien Debtholders have directed the Collateral Trustee to execute and deliver this Amendment; and

WHEREAS, the parties hereto have agreed to make certain amendments to the Collateral Trust Agreement as provided for herein;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1 Amendments.

(a) The parties hereto hereby agree that the Collateral Trust Agreement (excluding the Exhibits and Schedules thereto which will remain unchanged hereby and fully intact) is, effective as of the Amendment No. 2 Effective Date (defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Collateral Trust Agreement attached hereto as Annex I.

(b) The parties hereto hereby agree that the Security Agreement (excluding the Exhibits and Schedules thereto which will remain unchanged hereby and fully intact) is, effective as of the Amendment No. 2 Effective Date (defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Security Agreement attached hereto as Annex II.

(c) The Parties hereto hereby authorize the Parent to file, and the Parent Agrees to promptly file, the financing statement amendments attached hereto as Annex III.

Section 2 Conditions Precedent to Effectiveness of Amendment. This Amendment, including the effectiveness of the amendments to the Collateral Trust Agreement and the Security Agreement contained in Section 1 of this Amendment, shall become effective on the date (the “Amendment No. 2 Effective Date”) on which the following conditions precedent are satisfied or waived by each applicable party hereto:

(a) the Collateral Trustee shall have received executed counterparts to this Amendment from each person respectively party thereto;

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(b) the Collateral Trustee shall have received from the Parent an executed copy of the Additional Parity Lien Debt Certificate (including the executed copy of the Reaffirmation Agreement to be attached thereto as Exhibit 1) dated as of the date hereof, pursuant to which the Parent will have designated the New Notes as Parity Lien Debt under and in accordance with Section 3.8(b) of the Collateral Trust Agreement;

(c) the Collateral Trustee shall have received from the Parent an executed copy of an Officer’s Certificate dated on or about the date hereof, pursuant to which the Parent will have certified that the Indebtedness under the New Notes is permitted to be incurred and secured with a Parity Lien equally and ratably with all other Parity Lien Debt;

(d) the Collateral Trustee shall have received from counsel to the Parent an opinion letter addressing such matters as are required under Section 7.1(c) of the Collateral Trust Agreement;

(e) the Collateral Trustee shall have received an executed copy of the New Notes Indenture, which shall contain an Additional Secured Debt Designation in accordance with the Collateral Trust Agreement;

(f) the Collateral Trustee shall be provided with evidence that the New Notes have been issued by the Issuers under the New Notes Indenture; and

(g) the Collateral Trustee shall have received an executed copy of a Collateral Trust Joinder, executed by the New Notes Indenture Trustee as Parity Lien Representative for the holders of the New Notes.

Section 3 Effect on Parity Lien Documents.

(a) Except as amended herein, the Collateral Trust Agreement, the Security Agreement and each other Parity Lien Document shall remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Collateral Trustee’s or any Parity Lien Secured Party’s rights under the Parity Lien Documents, as amended.

(b) This Amendment is and shall be a Parity Lien Document in all respects and for all purposes of the Collateral Trust Agreement, the Security Agreement and each other Parity Lien Document.

(c) Upon and after the execution of this Amendment by each of the parties hereto and the effectiveness hereof on the Amendment No. 2 Effective Date, each reference in the Collateral Trust Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Collateral Trust Agreement, and each reference in the other Parity Lien Documents, including the Security Agreement, to “the Collateral Trust Agreement”, “thereunder”, “thereof” or words of like import referring to the Collateral Trust Agreement, shall mean and be a reference to the Collateral Trust Agreement as amended hereby. Upon and after the execution of this Amendment by each of the parties hereto and the effectiveness hereof on the Amendment No. 2 Effective Date, each reference in the Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Security Agreement, and each reference in the other Parity Lien Documents, including the Collateral Trust Agreement, to “the Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as amended hereby.

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Section 4 UCC Financing Statements. Each party hereto hereby authorizes the Parent or its designee to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto as the Parent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted by the Parent and each other Obligor pursuant to the Security Agreement in connection with the amendments in this Amendment.

Section 5 Concerning the Collateral Trustee. The Collateral Trustee assumes no responsibility for the correctness of the recitals contained herein, and the Collateral Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Trustee shall be entitled to the benefit of every provision of the Collateral Trust Agreement limiting the liability of, limiting the obligations of, or affording rights, defenses, exculpations, benefits, protections, privileges, immunities or indemnities to the Collateral Trustee as if they were expressly set forth for the benefit of the Collateral Trustee herein mutatis mutandis.

Section 6 Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Amendment.

Section 7 Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Facsimile, .pdf or other electronic signatures on counterparts of this Agreement shall be deemed original signatures with all rights accruing thereto except in respect to any non-US entity from a jurisdiction where original executed signatures are required.

Section 8 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers as of the date first above written and effective on and as of the Amendment No. 2 Effective Date.

COLLATERAL TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
a national banking association

By:	/s/ Jane Schweiger
	Name:	Jane Schweiger
	Title:	Vice President

[Signature Page to Amendment No. 2 to Collateral Trust Agreement

and Second Amended and Restated Security and Pledge Agreement]

OBLIGORS:

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By: Calumet GP, LLC, its general partner

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

CALUMET OPERATING, LLC

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

CALUMET FINANCE CORP.

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Office

CALUMET INTERNATIONAL, INC.

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

KURLIN COMPANY, LLC

By: Calumet International, Inc., its sole member

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Collateral Trust Agreement

and Second Amended and Restated Security and Pledge Agreement]

CALUMET BRANDED PRODUCTS, LLC

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

BEL-RAY COMPANY, LLC

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

CALUMET REFINING, LLC

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

CALUMET PRINCETON REFINING, LLC
CALUMET COTTON VALLEY REFINING, LLC
CALUMET SHREVEPORT REFINING, LLC
CALUMET MISSOURI, LLC
CALUMET KARNS CITY REFINING, LLC
CALUMET DICKINSON REFINING, LLC

By:	/s/ David Lunin
Name: David Lunin
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment No. 2 to Collateral Trust Agreement

and Second Amended and Restated Security and Pledge Agreement]

EXHIBIT A

ACT OF PARITY LIEN DEBTHOLDERS

(see attached)

Execution Version

ACT OF PARITY LIEN DEBTHOLDERS

pursuant to

AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT

This ACT OF PARITY LIEN DEBTHOLDERS, effective as of March 8, 2024 (this “Consent”), is made by the undersigned holders of Parity Lien Debt who collectively hold at least a majority in aggregate principal amount of all Parity Lien Debt outstanding on the date hereof.

WHEREAS, Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Parent”), certain other Obligors, certain Parity Lien Representatives and Wilmington Trust, National Association, as collateral trustee for the benefit of the Parity Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Trustee”) are parties to that certain Amended and Restated Collateral Trust Agreement dated as of April 20, 2016 (as amended by Amendment No. 1, dated as of July 31, 2020 and effective as of August 5, 2020 and as otherwise amended, supplemented, replaced or otherwise modified and in effect on the date hereof, the “Collateral Trust Agreement”);

WHEREAS, the Parent, Calumet Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Parent, the “Issuers”), Calumet Refining, LLC, a Delaware limited liability company (f/k/a Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership) (“Calumet Refining”), certain other subsidiaries of the Parent, and the Collateral Trustee for the benefit of the Parity Lien Secured Parties are parties to that certain Second Amended and Restated Security and Pledge Agreement dated as of April 20, 2016 (as amended by Amendment No. 1, dated as of July 31, 2020 and effective as of August 5, 2020 and as otherwise amended, supplemented, replaced or otherwise modified and in effect on the date hereof, the “Security Agreement”);

WHEREAS, the Issuers, the guarantors party thereto and Wilmington Trust, National Association, as Trustee, were parties to the Indenture dated as of August 5, 2020 (as amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Prior Indenture”);

WHEREAS, concurrently herewith, the Issuers have paid and performed in full the Issuers’ 9.25% Senior Secured First Lien Notes due 2024 (the “Prior Notes”) issued pursuant to, and all other obligations under, the Prior Indenture and such notes and the Prior Indenture have been discharged in accordance with the terms thereof;

WHEREAS, the Issuers entered into the Note Purchase Agreement, dated February 23, 2024 (the “Note Purchase Agreement”), among Issuers, the guarantors party thereto and the purchasers party thereto in connection with the issuance of the New Notes (as defined below);

WHEREAS, on or about the date hereof, (a) the Issuers have issued $200,000,000 in aggregate principal amount of Issuers’ 9.25% Senior Secured First Lien Notes due 2029 (the “New Notes”) pursuant to the Indenture, dated on or about the date hereof (as amended, restated, amended and restated, supplemented, refinanced (whether or not with the same noteholders), extended, replaced and otherwise modified from time to time, the “New Notes Indenture”), among the Issuers and

Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “New Notes Indenture Trustee”) and (b) the Issuers and the New Notes Indenture Trustee (as directed by the holders of the New Notes) have designated the New Notes as Additional Parity Lien Debt under the Collateral Trust Agreement;

WHEREAS, the Note Purchase Agreement conditions the consummation of the transactions contemplated thereby on the Issuers using the proceeds of the New Notes to, among other things, concurrently herewith, fund the redemption in full of the outstanding Prior Notes, and part of the proceeds of the New Notes have been used to pay and discharge in full any outstanding Prior Notes;

WHEREAS, in connection with issuance of the New Notes and entry into the Note Purchase Agreement, the Parent has requested that the undersigned holders of Parity Lien Debt (constituting Required Parity Lien Debtholders) direct the Collateral Trustee to execute and deliver Amendment No. 2 to Amended and Restated Collateral Trust Agreement and Second Amended and Restated Security and Pledge Agreement in the form attached hereto as Exhibit A (the “Amendment”), effective immediately upon the issuance of the New Notes and the consummation of the transactions contemplated by the Note Purchase Agreement (the “New Notes Issuance Effectiveness”);

WHEREAS, the New Notes Indenture Trustee constitutes the Parity Lien Representative of the Required Parity Lien Debtholders as of the date hereof; and

WHEREAS, the Parent has delivered this Consent to the other Parity Lien Debtholders and requested that the other Parity Lien Debtholders execute and deliver this Consent to the Collateral Trustee, but the execution by the other Parity Lien Debtholders of this Consent is not required under the Collateral Trust Agreement for this Consent to be effective;

NOW, THEREFORE, the undersigned holders of Parity Lien Debt hereby agree as follows:

1. Defined Terms. Unless otherwise defined in this Consent, each capitalized term used but not otherwise defined in this Consent has the meaning given to such term in the Collateral Trust Agreement.

2. Agreement and Direction. The undersigned Required Parity Lien Debtholders hereby direct the Collateral Trustee to execute and deliver the Amendment.

3. Act of Parity Lien Debtholders. The undersigned holders of Parity Lien Debt hereby confirm this Consent is delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

4. Effect on Documents. Except as amended by the Amendment, the Collateral Trust Agreement, the Security Agreement, each other Parity Lien Security Document and each Secured Hedge Agreement shall remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any Parity Lien Secured Party’s rights under the Collateral Trust Agreement, the Security Agreement, any other Parity Lien Security Document or any Secured Hedge Agreement.

5. Headings. Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Consent.

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6. Counterparts. This Consent may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent by signing any such counterpart.

7. Governing Law. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their duly authorized officers on the respective dates specified below effective on the date specified on the first page of this document.

PARITY LIEN REPRESENTATIVE OF REQUIRED PARITY LIEN DEBTHOLDER:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as New Notes Indenture Trustee

By:	/s/ Jane Schweiger
Name: Jane Schweiger
Title: Vice President

[Signature Page to Act of Parity Lien Debtholders]

ANNEX I

COLLATERAL TRUST AGREEMENT AMENDMENTS

(see attached)

AMENDED AND RESTATED

COLLATERAL TRUST AGREEMENT

Dated as of April 20, 2016,

as amended by Amendment No. 1 dated as of July 31, 2020,

and by Amendment No. 2 dated as of March 8, 2024,

among

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.,

a limited partnership organized under the laws of the State of Delaware,

THE OTHER OBLIGORS

from time to time party hereto,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee,

THE OTHER PARITY LIEN REPRESENTATIVES

from time to time party hereto,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Collateral Trustee

ARTICLE 6 RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE		37
Section 6.1	Resignation or Removal of Collateral Trustee	37
Section 6.2	Appointment of Successor Collateral Trustee	38
Section 6.3	Succession	38
Section 6.4	Merger, Conversion or Consolidation of Collateral Trustee	39
Section 6.5	Concerning the Collateral Trustee and the Parity Lien Representatives	39

ARTICLE 7 MISCELLANEOUS		40
Section 7.1	Amendment	40
Section 7.2	Voting	42
Section 7.3	Further Assurances.	43
Section 7.4	Successors and Assigns	43
Section 7.5	Delay and Waiver	44
Section 7.6	Notices	44
Section 7.7	Entire Agreement	45
Section 7.8	Compensation; Expenses	45
Section 7.9	Indemnity	47
Section 7.10	Severability	48
Section 7.11	Headings	48
Section 7.12	Obligations Secured	48
Section 7.13	Governing Law	48
Section 7.14	Consent to Jurisdiction	48
Section 7.15	Waiver of Jury Trial	49
Section 7.16	Counterparts, Electronic Signatures	50
Section 7.17	Effectiveness	50
Section 7.18	Obligors and Additional Obligors	50
Section 7.19	Insolvency	50
Section 7.20	Rights and Immunities of Parity Lien Representatives	51
Section 7.21	Intercreditor Agreement	51
Section 7.22	PP&E Proceeds Account Control Agreement	51
Section 7.23	Force Majeure	51
Section 7.24	Representations and Warranties	52
Section 7.25	Additional Persons Bound Hereby	52
Section 7.26	Consent and Release of Bank of America, N.A. as Administrative Agent for the Secured Hedge Counterparties under the Existing Collateral Trust Agreement	52

Schedules
Schedule I - Secured Hedge Counterparties
Schedule II - Mortgaged Properties
Schedule III - Excluded Leases

Exhibits
Exhibit A - Form of Additional Parity Lien Debt Certificate
Exhibit B - Form of Collateral Trust Joinder (Additional Parity Lien Debt)
Exhibit C - Form of Collateral Trust Joinder (Additional Obligor)

AMENDED AND RESTATED

COLLATERAL TRUST AGREEMENT

This AMENDED AND RESTATED COLLATERAL TRUST AGREEMENT (as amended by Amendment No. 1, dated as of July 31, 2020 and effective as of August 5, 2020, and Amendment No. 2, dated as of March 8, 2024, and as otherwise amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of April 20, 2016 and is by and among Calumet Specialty Products Partners, L.P., a limited partnership organized under the laws of the State of Delaware (the “Parent”), the other Obligors from time to time party hereto, Wilmington Trust, National Association, not in its individual capacity but solely as Trustee, the other Parity Lien Representatives from time to time party hereto and Wilmington Trust, National Association, as collateral trustee for the benefit of the Parity Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).

RECITALS

WHEREAS, on the date hereof, Calumet Lubricants Co., Limited Partnership, a limited partnership organized under the laws of the State of Indiana (“Calumet”), and each of the Secured Hedge Counterparties listed on Schedule I are party to the Secured Hedge Agreements set forth opposite such Secured Hedge Counterparty’s name on Schedule I;

WHEREAS, Calumet is party to that certain Collateral Trust Agreement dated as of April 21, 2011, as amended by that certain Amendment No. 1 to Collateral Trust Agreement dated as of June 24, 2011 (but effective as of April 21, 2011), that certain Amendment No. 2 to Collateral Trust Agreement dated as of April 21, 2011 (but effective as of September 30, 2011) and that certain Amendment No. 3 to Collateral Trust Agreement dated as of April 21, 2011 (but effective as of January 1, 2013) (as amended, the “Existing Collateral Trust Agreement”), by and among Calumet, the Guarantors from time to time party thereto, the Secured Hedge Counterparties from time to time party thereto and Bank of America, N.A., as administrative agent;

WHEREAS, the Parent and Calumet Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Parent, collectively, the “Issuers”), issued 11.5% Senior Secured Notes due 2021 (the “Discharged Notes Due 2021”) in an aggregate principal amount of ~~up to $400,000,000~~$400 million pursuant to an Indenture dated as of April 20, 2016 (the “Discharged 2016 Indenture”), by and among the Issuers, the other Obligors and Wilmington Trust, National Association, as trustee ~~(in such capacity and together with its successors in such capacity, the “Prior Trustee”)~~;

WHEREAS, the Issuers ~~have~~ paid and performed in full the Discharged Notes due 2021 and all other obligations under the Discharged 2016 Indenture, the Discharged 2016 Indenture has been satisfied and discharged in accordance with the terms thereof and as such, as of July 31, 2020, no Parity Lien Obligations remain outstanding under the Discharged 2016 Indenture;

WHEREAS, the Issuers ~~have offered each Eligible Holder (as defined in the Offering Memorandum (defined below)) of the Issuers’ 7.625~~issued 9.25% Senior Secured First Lien Notes due ~~2022~~2024 (the “~~Old~~Discharged Notes Due 2024”) ~~to exchange up to $200 million~~in an aggregate principal amount of ~~such Old Notes for up to~~$200 million pursuant to an Indenture dated as of August 5, 2020 (the “Discharged 2020 Indenture”), by and among the Issuers, the other Obligors and Wilmington Trust, National Association, as trustee;

WHEREAS, using the cash proceeds of the Initial Notes (as defined below), the Issuers paid and performed in full the Discharged Notes due 2024 and all other obligations under the Discharged 2020 Indenture, the Discharged 2020 Indenture has been satisfied and discharged in accordance with the terms thereof and as such, as of March 7, 2024, no Parity Lien Obligations remain outstanding under the Discharged 2020 Indenture;

WHEREAS, on March 7, 2024, the Issuers issued $200 million aggregate principal amount of the Issuers’ ~~newly issued~~ 9.25% Senior Secured First Lien Notes due ~~2024~~2029 (the “Initial Notes”) ~~in accordance with the Confidential Offering Memorandum dated on or about July 6, 2020 (the “Offering Memorandum”);~~

~~WHEREAS, the Initial Notes will be issued by the Issuers~~ pursuant to ~~an~~the Indenture dated ~~on or about August 5~~ as of March 7, ~~2020~~2024 (as amended, restated, supplemented, amended and restated, refinanced (whether or not with the same noteholders), extended, replaced or otherwise modified from time to time, the “2024 Indenture”), by and among the Issuers, the other Obligors party thereto, as ~~Guarantors~~guarantors , and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”);

WHEREAS, the Issuers and the other Obligors intend to secure their Obligations under the 2024 Indenture, the Secured Hedge Agreements, any future Parity Lien Debt and any other Parity Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Parity Lien Security Documents; and

WHEREAS, this Agreement sets forth the terms on which each Parity Lien Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Parity Lien Security Documents, and to enforce the Parity Lien Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Defined Terms.

Capitalized terms used in this Agreement that are defined in the recitals hereto have the meanings specified in the recitals. In addition, the following terms will have the following meanings:

“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders.

“Additional Mortgage Instrument” has the meaning set forth in Section 3.8(d)(i).

“Additional Notes” ~~has the meaning given to such term in the Indenture as in effect on the date hereof~~any series of Notes issued after the Initial Notes pursuant to one or more Indentures and constituting Additional Parity Lien Debt hereunder.

“Additional Parity Lien Debt” has the meaning set forth in Section 3.8(b)(i).

“Additional Parity Lien Debt Certificate” means a notice in substantially the form of Exhibit A.

“Additional Secured Debt Designation” means the written agreement of the holders of any Series of Parity Lien Debt or their Parity Lien Representative, as set forth in the indenture, credit agreement, secured hedge agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of all holders of each existing and future Series of Parity Lien Debt, the Collateral Trustee and each existing and future holder of Parity Liens:

(1) that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by any Obligor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;

(2) that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement and the Intercreditor Agreement, including the provisions relating to the order of application of proceeds from the enforcement of Parity Liens; and

(3) consenting to and directing the Collateral Trustee to perform its obligations under this Agreement, the Intercreditor Agreement and the Parity Lien Security Documents.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” has the meaning set forth in the preamble.

“Approved Counterparty” means any of the following: (a) J. Aron & Company, Koch Supply & Trading, LP, Merrill Lynch Commodities, Inc., JPMorgan Chase Bank, N.A., Bank of America, N.A., BP Products North America Inc., BP Energy Company, NATIXIS, Barclays Bank PLC, J.P. Morgan Ventures Energy Corporation, Macquarie Bank Limited, or any successor by merger of the foregoing (together with any trading affiliate of any of foregoing entities that has comparable credit support, if any, from the applicable parent entity), (b) any Person whose senior unsecured debt ratings, if any, or otherwise the corporate credit rating or issuer rating, as the case may be (or whose parent entity has any such rating if such Person receives comparable credit support from such parent entity), are not less than A3 from Moody’s Investors Service, Inc. or A- from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successors thereto, and (c) with respect to Forward Purchase Contracts only, any Person that is a Forward Purchase Secured Hedge Counterparty.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized by law to close, or are in fact closed, in (x) New York City ~~or in~~(y) until the discharge or termination of the 2024 Indenture, the city where the corporate trust office of the Trustee specified in the 2024 Indenture is located or (z) the city where the corporate trust office of the trustee specified in any other Indenture currently in effect is located.

“Calumet” has the meaning set forth in the recitals.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Collateral” means all properties and assets of the Obligors now owned or at any time hereafter acquired in which Liens have been granted, or purported to be granted, by such Obligor to the Collateral Trustee to secure any or all of the Parity Lien Obligations, and from and after the time the Collateral Trustee is required to release its Liens pursuant to Section 3.2 upon any properties or assets, shall exclude such properties or assets; provided that the Collateral shall not include any “Posted Credit Support” (as defined in any Secured Hedge Agreement), any Working Capital Priority Collateral or any Excluded Property.

“Collateral Trustee” has the meaning set forth in the preamble.

“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Obligors, an agreement substantially in the form of Exhibit C.

“Excluded Property” means, with respect to any Obligor, including any Person that becomes an Obligor after the date hereof, (a) any leased Real Property which (i) has an actual, annual rent less than $5,000,000 or (ii) is located outside of the United States, (b) any owned real or personal Property which is located outside of the United States, provided that the aggregate net book value of all real or personal Property of all of the Obligors excluded pursuant to this clause (b) shall not exceed the greater of $5,000,000 or 3% of the net book value of the assets of the Parent and its Restricted Subsidiaries, (c) any other owned Real Property located in the United States, regardless of when acquired, which has a net book value of less than $5,000,000, (d) the leased Real Property described on Schedule III hereto, and any other leased Real Property that is a lease of office space being used for administrative or similar corporate support services and that is not part of any Refinery Property, (e) any leased personal Property, (f) any owned personal Property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either governed by the UCC or effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (g) any Pledged Purchase Property, (h) any catalyst elements and precious metals necessary for the operation of the refinery assets of the Obligors in the ordinary course of business, (i) all of the Capital Stock of each of the Subsidiaries of the Parent, (j) all customer contracts, tax refunds and financial hedge agreements, (k) any “Posted Credit

Support” (as defined in any Secured Hedge Agreement), (l) any General Intangible (as defined in the UCC), permit, lease, license, contract or other Instrument (as defined in the UCC) of an Obligor if the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by the Parity Lien Security Documents, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Obligor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such prohibition shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including any Debtor Relief Laws (as defined in the Parity Lien Documents)) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously included as Collateral, (m) any intellectual property acquired after April 20, 2016, (n) commercial tort claims (i) relating to accounts (other than accounts or other payment obligations constituting the identifiable proceeds of Collateral) or inventory, (ii) seeking damages of $1,000,000 or less and existing on April 20, 2016, and (iii) seeking damages of $5,000,000 or less and arising after April 20, 2016, and (o) any accounting systems that at any time evidence or contain information relating to any Working Capital Priority Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Exposure” means, for any Secured Hedge Counterparty, on any date of determination, the sum of (a) with respect to all Swap Contracts to which such Secured Hedge Counterparty is a party other than Forward Purchase Contracts, the amount determined in good faith by the applicable Secured Hedge Counterparty equal to the aggregate amount, if any, that would be or is payable by any Obligor to such Secured Hedge Counterparty under the Secured Hedge Agreements with such Secured Hedge Counterparty, as if (i) each such Secured Hedge Agreement were being terminated early on such date of determination due to a “Termination Event”, “Event of Default”, “Additional Event of Default”, or “Additional Termination Event”, where such Obligor is the sole “Affected Party,” or the sole “Defaulting Party”, as applicable, and (ii) the Secured Hedge Counterparty were the sole party determining such payment amount (with the applicable Secured Hedge Counterparty making such determination reasonably in accordance with the provisions of the above-described Secured Hedge Agreement) less the aggregate amount of “Posted Credit Support” (as defined in any Secured Hedge Agreement) provided by or on behalf of any Obligor to such Secured Hedge Counterparty in respect of such Secured Hedge Agreements and (b) with respect to all Forward Purchase Contracts to which such Secured Hedge Counterparty is a counterparty, such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Limited Exposure in the aggregate. If, as of the date of determination, any Secured Hedge Agreement has been terminated and a payment is expected to become due to the relevant Secured Hedge Counterparty in respect of such termination, then, for purposes of calculating its Exposure pursuant to subclause (a) hereof, (x) until such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, such Secured Hedge Counterparty shall reasonably estimate the amount of such termination payment, and (y) after such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, the actual termination payment (including any accrued interest due thereon) shall thereafter be used; provided, however, if such Secured Hedge Agreement included both Forward Purchase Contracts and Swap Contracts that were not Forward Purchase Contracts, then the Secured Hedge Counterparty shall continue to calculate Exposure pursuant to subclause (a) on a gross basis with respect only to Swap Contracts that were not Forward Purchase Contracts without regard to any netting of transactions that may have resulted from including Forward Purchase Contracts in the calculation of the termination payment.

“Forward Purchase Contract” means a Swap Contract that involves the purchase or sale of any physical commodity.

“Forward Purchase Exposure” means, for any Forward Purchase Secured Hedge Counterparty, the amount determined in good faith by such Forward Purchase Secured Hedge Counterparty equal to the aggregate amount, if any, that would be or is payable by any Obligor to such Forward Purchase Secured Hedge Counterparty under the Secured Hedge Agreements with respect to all Forward Purchase Contracts to which such Forward Purchase Secured Hedge Counterparty is a party, as if (a) each such Secured Hedge Agreement were being terminated early on such date of determination due to a “Termination Event”, “Event of Default”, “Additional Event of Default”, or “Additional Termination Event”, where such Obligor is the sole “Affected Party,” or the sole “Defaulting Party”, as applicable, and (b) the Forward Purchase Secured Hedge Counterparty were the sole party determining such payment amount (with the applicable Forward Purchase Secured Hedge Counterparty making such determination reasonably in accordance with the provisions of the above-described Secured Hedge Agreement) less the aggregate amount of “Posted Credit Support” (as defined in any Secured Hedge Agreement) provided by or on behalf of any Obligor to such Forward Purchase Secured Hedge Counterparty in respect of such Secured Hedge Agreements. If, as of the date of determination, any Secured Hedge Agreement has been terminated and a payment (in respect of a Forward Purchase Contract) is expected to become due to the relevant Forward Purchase Secured Hedge Counterparty in respect of such termination, then, for purposes of calculating its Forward Purchase Exposure hereunder, (i) until such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, such Forward Purchase Secured Hedge Counterparty shall reasonably estimate the amount of such termination payment, and (ii) after such termination payment has been calculated pursuant to the terms of the Secured Hedge Agreement, the actual termination payment (including any accrued interest due thereon) shall thereafter be used; provided, however, if such Secured Hedge Agreement included both Forward Purchase Contracts and Swap Contracts that were not Forward Purchase Contracts, then the Secured Hedge Counterparty shall continue to calculate its Forward Purchase Exposure on a gross basis with respect only to Forward Purchase Contracts without regard to any netting of transactions that may have resulted from including other Swap Contracts that were not Forward Purchase Contracts in the calculation of the termination payment.

“Forward Purchase Limit” means $150,000,000.

“Forward Purchase Limited Exposure” means, for any Forward Purchase Secured Hedge Counterparty, the lower of (i) such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Exposure and (ii) the product of (a) the Forward Purchase Limit and (b) such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Exposure Percentage.

“Forward Purchase Exposure Percentage” means, for any Forward Purchase Secured Hedge Counterparty, the percentage determined by dividing (a) the amount of such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Exposure then in effect by (b) the aggregate amount of all Forward Purchase Secured Hedge Counterparties’ Forward Purchase Exposures then in effect.

“Forward Purchase Secured Hedge Counterparty” means a Secured Hedge Counterparty that has entered into one or more Forward Purchase Contracts with an Obligor.

“Guarantee” means a guarantee by any Person other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of any other Person.

“Hedge Agreement Default” means any event or condition that constitutes an “Event of Default” or a “Termination Event”, where an Obligor is the sole “Defaulting Party” or the sole “Affected Party”, respectively, under, and as defined in, any Parity Lien Document related to Secured Hedge Agreements.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” has the meaning assigned to such term in ~~the~~each Indenture currently in effect (or if no Indentures are currently in effect, the Indenture most recently in effect) or to such term or other similar term in any applicable Parity Lien Document, including payment obligations under Swap Contracts.

“Indemnified Liabilities” means any and all liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Parity Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Parent, any Subsidiary of the Parent or any Obligor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.

“Indemnitee” has the meaning set forth in Section 7.9(a).

“Indenture” ~~has the meaning set forth in the recitals.~~means the 2024 Indenture (as defined hereinabove) and any other replacement or subsequent secured indenture governing a Series of Parity Lien Debt in effect from time to time, and designated as Parity Lien Debt pursuant hereto.

“Initial Notes” has the meaning set forth in the recitals.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against any Obligor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Obligor, any receivership or assignment for the benefit of creditors relating to any Obligor or any similar case or proceeding relative to any Obligor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of any Obligor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement” means that certain Second Amended and Restated Intercreditor Agreement dated as of ~~the date hereof~~April 20, 2016, among the Obligors, the Collateral Trustee, on behalf of itself and the holders of the Notes and any other Parity Lien Obligations, the Working Capital Facility Agent, and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Issuers” has the meaning set forth in the recitals.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Mortgage Instrument” means each of the mortgages, deeds of trust or deeds, or Additional Mortgage Instruments, to secure debt (as the same may be amended, modified, restated or supplemented from time to time) encumbering the fee interest and/or leasehold interest of the applicable Obligor in each of the Mortgaged Properties in favor of the Collateral Trustee, on behalf of the Parity Lien Secured Parties.

“Mortgaged Properties” means each of the Refinery Properties, the Terminal Property and each of the other Real Properties designated on Schedule II as a Mortgaged Property and any other Real Properties required by any Parity Lien Document to become subject to a Mortgage Instrument, but excluding (a) the packaging facility previously operated by one or more Obligors in Wall Township, New Jersey and (b) any such Real Properties in which the Collateral Trustee’s Liens are from time to time released pursuant to this Agreement.

“Notes” means, collectively, the Initial Notes and the Additional Notes for which the requirements set forth in Section 3.8 of this Agreement have been satisfied.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness, including Swap Contracts, or in respect thereto.

“Obligor” means (a) each Subsidiary of the Parent who has Guaranteed payment of any Parity Lien Obligations, in each case until their respective Guarantee of all Parity Lien Obligations is released in accordance with the terms of the applicable Parity Lien Documents and (b) any other Person that at any time provides collateral security for any Parity Lien Obligations, in each case, including their respective successors and assigns.

“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Parent by two officers of the Parent, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent, including:

(a) a statement that the Person making such certificate has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Parent” has the meaning set forth in the preamble.

“Parity Lien” means a Lien granted by any Obligor in favor of the Collateral Trustee pursuant to a Parity Lien Security Document, at any time, upon any property of any such Obligor to secure any Parity Lien Obligation.

“Parity Lien Debt” means:

(1) the Indebtedness under the Initial Notes and Guarantees thereof;

(2) the Indebtedness under the Secured Hedge Agreements, including any Forward Purchase Contracts, listed on Schedule I; and

(3) any other Indebtedness (other than intercompany Indebtedness owing to the Parent or its Subsidiaries) of any Obligor (including Additional Notes and Guarantees thereof and Indebtedness under Secured Hedge Agreements, including any Forward Purchase Contracts, entered into after the date of this Agreement) that is secured equally and ratably with, or in the case of any Forward Purchase Limited Exposure, with the priority provided in Section 3.4 with respect to, the Parity Lien Obligations by a Parity Lien that is permitted to be incurred and so secured under each applicable Parity Lien Document; provided that in the case of any Indebtedness referred to in clause (3) of this definition, that:

(a) on or before the date on which such Indebtedness is incurred by any Obligor, such Indebtedness is designated by the Parent, in an Additional Parity Lien Debt Certificate executed and delivered in accordance with Section 3.8(b), as “Parity Lien Debt” for the purposes of the relevant Indenture and this Agreement;

(b) other than in the case of any Additional Notes and Guarantees thereof issued under the 2024 Indenture, such Indebtedness is governed by an indenture, Secured Hedge Agreement, credit agreement or other agreement that includes an Additional Secured Debt Designation and, in each case, the Parity Lien Representative of such Parity Lien Debt (other than Additional Notes and Guarantees issued under the 2024 Indenture) shall have executed a Collateral Trust Joinder; and

(c) all other requirements set forth in Section 3.8 have been complied with;

provided, further that in the case of any Additional Notes issued under the 2024 Indenture, on or before the date on which Indebtedness in respect ~~of~~such Additional Notes is incurred, the Parent will deliver to the Collateral Trustee an Officers’ Certificate stating that such Indebtedness is permitted by each applicable Parity Lien Document to be incurred and secured with a Parity Lien equally and ratably with all other Parity Lien Debt.

“Parity Lien Debt Default” means any Event of Default (as defined in the 2024 Indenture), Hedge Agreement Default or any similar event or condition set forth in any other Parity Lien Document that causes, or permits holders of the applicable Series of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Lien Debt outstanding thereunder to become immediately due and payable.

“Parity Lien Documents” means, collectively, the Parity Lien Security Documents, the 2024 Indenture, the Notes, the other Note Documents (as defined in the 2024 Indenture), the Secured Hedge Agreements (including each Confirmation and Credit Support Document entered into, and defined, thereunder) and any additional indenture (including any Indenture), supplemental indenture, credit agreement, Secured Hedge Agreement, note or other agreement governing each other Series of Parity Lien Debt.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Representative” means:

(1) in the case of the Initial Notes, the Trustee;

(2) any holder of Parity Lien Debt acting in its individual capacity so long as such Person is, or has become, a party to this Agreement; or

(3)  in the case of any Series of Parity Lien Debt (other than as described in clause (1) or (2) above), the trustee, agent or representative of the holders of such Series of Parity Lien Debt that (A) is appointed to act for the holders of such Series of Parity Lien Debt (for purposes related to the administration of the Parity Lien Security Documents) pursuant to a Secured Hedge Agreement, indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) has become a party to this Agreement by executing a Collateral Trust Joinder.

“Parity Lien Secured Parties” means the Trustee, for the benefit of itself and the holders of the Notes issued under the 2024 Indenture, the Secured Hedge Counterparties, the Collateral Trustee, any trustee under any other Indenture, for the benefit of itself and/or the holders of any Notes thereunder, and any other holder of Parity Lien Debt.

“Parity Lien Security Documents” means this Agreement, each Collateral Trust Joinder, the Security Agreement, the Intercreditor Agreement and all joinders thereto, the Mortgage Instruments, the PP&E Proceeds Account Control Agreement, and all other security agreements, pledge agreements, hypothecs, collateral assignments, mortgages, deeds of trust, deeds to secure debt, collateral agency agreements, debentures, control agreements or other grants or transfers for security executed and delivered by any Obligor creating (or purporting to create) a Parity Lien upon Collateral in favor of the Collateral Trustee (including, without limitation, the financing statements under the Uniform Commercial Code of the relevant state), for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Pledged Purchase Property” means Property that is subject to a Lien securing only purchase money Indebtedness (including obligations in respect of capital leases and synthetic lease obligations) incurred by any Obligor to finance fixed assets.

“PP&E Proceeds Account” has the meaning assigned to such term in the Security Agreement.

“PP&E Proceeds Account Control Agreement” means an agreement among an Obligor, Bank of America, N.A. or an Affiliate thereof, as depository institution or securities intermediary, as applicable, and the Collateral Trustee, in a form reasonably acceptable to the Collateral Trustee and the Parent, and which provides the Collateral Trustee with “control” as such term is used in the UCC, while also providing to the Parent the ability to select investment options for the balance therein that provide customary rates or return for cash equivalents.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement.

“Real Properties” means, at any time, each of the facilities and real Properties owned, leased or operated by any Obligor at such time.

“Refinery Properties” means the refinery facilities owned and operated by any Obligor and located in Shreveport, Louisiana, and each of the specialty hydrocarbon processing facilities owned and operated by any Obligor and located in Princeton, Louisiana, Cotton Valley, Louisiana, Shreveport, Louisiana, Louisiana, Missouri, Karns City, Pennsylvania, Porter, Texas and Dickinson, Texas.

“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Parent or any Subsidiary of the Parent will be deemed not to be outstanding.

“Restricted Subsidiary” shall (A) have the meaning provided in the 2024 Indenture or~~,~~ (B) following any discharge or termination of the 2024 Indenture, ~~shall~~( i) have the meaning provided in any Indenture currently in effect or (ii) if at any time no Indenture is currently in effect, mean any Subsidiary of the Parent other than Unrestricted Subsidiaries (as defined in the last Indenture in effect immediately prior to its discharge and/or termination).

“Secured Hedge Agreement” means any Swap Contract entered into by an Obligor for commodities traded by such Obligor in the ordinary course of business (regardless of whether such Swap Contract is effected by means of an option contract, a futures contract, an over-the-counter hedging agreement or otherwise) that is (a) in effect on the date hereof with a Secured Hedge Counterparty and listed on Schedule I hereto or (b) is entered into after the date hereof with a counterparty that is or becomes a Secured Hedge Counterparty at the time such Swap Contract is entered provided that (i) such Secured Hedge Counterparty has, or has appointed a representative that has, become a party hereto by executing a Collateral Trust Joinder and (ii) the provisions under Section 3.8 have been satisfied with respect to the Indebtedness under such Swap Contract.

“Secured Hedge Counterparty” means any Approved Counterparty that enters into a Secured Hedge Agreement and is a party hereto (including by a Collateral Trust Joinder in accordance with Section 3.8).

“Security Agreement” means the Second Amended and Restated Security and Pledge Agreement dated as of the ~~date hereof~~April 20, 2016, by and among the Issuers, the other Obligors and the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, as amended by Amendment No. 1, dated as of July 31, 2020 and effective as of August 5, 2020, Amendment No. 2, dated as of March 8, 2024, and as the same may otherwise be amended, restated, supplemented or otherwise modified from time to time.

“Series of Parity Lien Debt” means, severally, (a) the Obligations under the 2024 Indenture, (b) the Obligations under each Secured Hedge Agreement (with Secured Hedge Agreements between one or more of the same Obligors, on the one hand, and one or more of the same Secured Hedge Counterparties, on the other hand, constituting a single Series of Parity Lien Debt, so long as such Secured Hedge Agreements represent confirmations or transactions under a single common agreement among such parties), and (c) the Obligations under each other Indenture or other separate issue of Indebtedness which constitutes Parity Lien Debt (with agreements between one or more of the same Obligors, on the one hand, and one or more of the same counterparties, on the other hand, constituting a single issue and a single Series of Parity Lien Debt, so long as such agreements represent confirmations or transactions under a single common agreement among such parties).

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Swap Contract” means, with respect to any specified Person:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

(2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

(3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time;

(4) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; and

(5) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates; and in each case are entered into only in the normal course of business and not for speculative purposes;

and in each case are entered into only in the ordinary course of business and not for speculative purposes.

“Terminal Properties” means the terminal facilities owned and operated by Calumet and located in Burnham, Illinois.

“Trustee” has the meaning set forth in the recitals.

“Trust Estate” has the meaning set forth in Section 2.1.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees of such Person.

“Working Capital Facility Agent” means Bank of America, N.A., in its capacity as agent for the lenders under the Working Capital Facility Credit Agreement, and its successors thereto.

“Working Capital Facility Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of July 14, 2014, as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, among certain Obligors, the lenders identified therein and the Working Capital Facility Agent.

“Working Capital Priority Collateral” means (all defined terms used in this definition but not defined in this Agreement shall have the respective meanings given such terms in the UCC):

(a) any and all right, title and interest of the Parent or any of its Subsidiaries in and to the following Property of such Person, whether now owned or existing or owned, acquired or arising hereafter:

(i) all Accounts (other than Accounts or other payment obligations constituting the identifiable proceeds of Collateral);

(ii) all Inventory;

(iii) all chattel paper, instruments, documents and general intangibles (including, without limitation, contract rights, indemnification rights and license rights), in each case relating to Accounts (other than Accounts or other payment obligations constituting the identifiable proceeds of Collateral) or Inventory;

(iv) all deposit accounts (other than the PP&E Proceeds Account), and all deposits and other sums at any time credited to any such deposit account, including any sums in any dominion account, springing dominion account, blocked or lockbox account or any account into which such sums are swept;

(v) all cash and cash equivalents (other than cash proceeds of dispositions of Collateral required to be deposited into the PP&E Proceeds Account);

(vi) all letter-of-credit rights and supporting obligations, in each case relating to Accounts (other than Accounts or other payment obligations constituting the identifiable proceeds of Collateral) or Inventory;

(vii) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any Working Capital Priority Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(viii) all commercial tort claims relating to Accounts (other than Accounts or other payment obligations constituting the identifiable proceeds of Collateral) or Inventory; and;

(b) all proceeds, products and accessions to the Property described in the foregoing clause (a).

Section 1.2 Rules of Interpretation.

(a) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of such agreement or instrument and this Agreement.

(b) The use in this Agreement or any of the other Parity Lien Security Documents of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”

(c)  References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(d)  Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of any Parity Lien Document (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that, unless otherwise set forth herein, any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of such Parity Lien Document (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with such Parity Lien Document and this Agreement.

(e)  This Agreement and the other Parity Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Parity Lien Security Documents.

ARTICLE 2

THE TRUST ESTATE

Section 2.1 Declaration of Trust.

To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Obligors hereby confirms the grant of Liens in favor of the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Parity Lien Secured Parties, on all of such Obligor’s right, title and interest in, to and under all Collateral and on all Liens now or hereafter granted to the Collateral Trustee by each Obligor under any Parity Lien Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Parity Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).

The Collateral Trustee and its successors and permitted assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Parity Lien Secured Parties as security for the payment of all present and future Parity Lien Obligations.

Notwithstanding the foregoing, if at any time:

(a) all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;

(b) the Collateral Trustee holds no other property in trust as part of the Trust Estate;

(c) no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized at the lower of (A) 105% of the aggregate undrawn amount thereof and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and

(d) the Parent delivers to the Collateral Trustee an Officers’ Certificate stating that the Obligors are not required by any Parity Lien Document to grant any Parity Lien upon any property,

then the Trust Estate arising hereunder will terminate, except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.

The parties to this Agreement further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.

Section 2.2 Collateral Shared Equally and Ratably.

The parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations will be secured equally and ratably by the Parity Liens established in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations.

Section 2.3 Identical Liens.

The parties to this Agreement agree that it is their intention that the Parity Liens be identical.

ARTICLE 3

OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE

Section 3.1 Appointment and Undertaking of the Collateral Trustee.

(a) Each Parity Lien Secured Party (other than the Collateral Trustee) acting as its own Parity Lien Representative or through its respective Parity Lien Representative, as applicable, hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, and is hereby authorized to, as collateral trustee, for the benefit solely and exclusively of the present and future Parity Lien Secured Parties:

(i) accept, enter into, hold, maintain, administer and enforce all Parity Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Parity Lien Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Parity Lien Security Documents;

(ii) take all lawful and commercially reasonable actions permitted under the Parity Lien Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(iii) deliver and receive notices pursuant to this Agreement and the Parity Lien Security Documents;

(iv) sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Parity Lien Security Documents and its other interests, rights, powers and remedies;

(v) remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Parity Lien Security Documents or any of its other interests, rights, powers or remedies;

(vi) execute and deliver amendments to the Parity Lien Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1;

(vii) release or subordinate any Lien granted to it by any Parity Lien Security Document upon any Collateral if and as required by Section 3.2; and

(viii) enter into and perform its obligations and protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement.

(b) Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral unless and until it shall have been directed by written notice of an Act of Parity Lien Debtholders and then only in accordance with the provisions of this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, neither the Parent nor any of its Affiliates may serve as Collateral Trustee.

Section 3.2 Release or Subordination of Liens.

The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:

(a) as directed by an Act of Parity Lien Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document and otherwise setting forth the requirements of Section 4.1(b)(i) and 4.1(b)(ii);

(b) as required by Article 4;

(c) to release or subordinate Liens on Collateral to the extent permitted by each applicable Parity Lien Document; provided that the Collateral Trustee receives an Officers’ Certificate confirming the foregoing; or

(d) as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction.

Section 3.3 Enforcement of Liens.

If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a default under any Parity Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Parity Lien Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each Parity Lien Representative. Thereafter, the Collateral Trustee will await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Parity Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders. The Collateral Trustee shall in no way be liable or obligated to take any action in the absence of (i) express provisions in the Parity Lien Security Documents to the contrary or (ii) any Act of Parity Lien Debtholders, and shall not be liable or responsible for any action taken upon an Act of Parity Lien Debtholders.

Section 3.4 Application of Proceeds.

(a) The Collateral Trustee will apply the proceeds of any collection, sale by the Collateral Trustee, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Collateral and the proceeds of any title insurance or other insurance policy (including business interruption insurance not constituting “Collateral” (as defined in the Working Capital Facility Credit Agreement)) required under any Parity Lien Document or otherwise covering the Collateral, and any condemnation proceeds with respect to the Collateral, in the following order of application:

FIRST, to the payment of all amounts then due and payable under this Agreement on account of the Collateral Trustee’s fees and any costs, expenses, reasonable legal fees (including reasonable legal fees and costs of counsel to the Collateral Trustee) or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Parity Lien Document (including, but not limited to, indemnification obligations (other than contingent indemnification obligations)), in each case, in accordance with Sections 7.8 and 7.9;

SECOND, to the respective Parity Lien Representatives equally and ratably for application to the payment of all outstanding Parity Lien Debt, and any other Parity Lien Obligations, in either case that are then due and payable, in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt, and all other Parity Lien Obligations, that are in either case then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding but excluding contingent indemnity obligations for which no claim has been made) and including the discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount thereof and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit, if any, the reimbursement obligations in respect of which constitute Parity Lien Debt; provided, however, that for purposes of determining the amount of Parity Lien Obligations owed to any Secured Hedge Counterparty that is also a Forward Purchase Secured Hedge Counterparty pursuant to this clause second, the gross amount of Parity Lien Obligations (other than any amount payable in respect of any Forward Purchase Contract) and the gross amount of Parity Lien Obligations in respect of Forward Purchase Contracts shall be calculated separately (without regard to any netting between Forward Purchase Contracts and other Swap Contracts) and the amount of Parity Lien Obligations payable to such Secured Hedge Counterparty that is also a Forward Purchase Secured Hedge Counterparty in respect of such Forward Purchase Contracts shall be limited to such Forward Purchase Secured Hedge Counterparty’s Forward Purchase Limited Exposure; provided, further that in no event shall the Parity Lien Obligations owing to a Forward Purchase Secured Hedge Counterparty under this clause second exceed the net Parity Lien Obligations of the Secured Hedge Counterparties then outstanding;

THIRD, to the extent not paid under clause second above, to the payment of any other Parity Lien Obligations that are then due and payable in respect of Forward Purchase Contracts with any Forward Purchase Secured Hedge Counterparty, ratably in accordance with any other Parity Lien Obligations that are then due and payable to each such Forward Purchase Secured Hedge Counterparty after deducting amounts paid under clause second above; and

FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Parent or the applicable Obligor, as the case may be, and as directed in writing by the Parent, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future issuance of Additional Notes and each future Series of Parity Lien Debt will be required to deliver to the Collateral Trustee a Collateral Trust Joinder and an Additional Secured Debt Designation as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt.

(c) Upon receipt from the Parent of an Officers’ Certificate certifying that (i) no Parity Lien Obligations are then due and payable as described in paragraphs SECOND and THIRD of Section 3.4(a) hereof and (ii) no letter of credit reimbursement obligations which constitute Parity lien Debt are outstanding, the Collateral Trustee shall, after payment of any amounts described in paragraph FIRST of Section 3.4(a) hereof that are then due and payable, pay the proceeds of any title insurance (other than any mortgagee policy of title insurance), any other insurance policy required under any Parity Lien Document or otherwise covering the Collateral, or any business interruption insurance and any condemnation proceeds with respect to the Collateral, as directed in writing by the Parent or its successors or assigns. In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to its respective Parity Lien Debt and any other Parity Lien Obligations.

Section 3.5 Powers of the Collateral Trustee.

(a) The Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Parity Lien Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it in accordance with this Agreement from time to time in respect of any matter by an Act of Parity Lien Debtholders.

(b) No Parity Lien Representative or holder of Parity Lien Obligations (other than the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee, and the Collateral Trustee will have no liability whatsoever for any act or omission of any Parity Lien Representative or any holder of Parity Lien Obligations.

Section 3.6 Documents and Communications.

The Collateral Trustee will permit each Parity Lien Representative and each holder of Parity Lien Obligations upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Parity Lien Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Trustee in its capacity as such.

Section 3.7 For Sole and Exclusive Benefit of Holders of Parity Lien Obligations.

The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Parity Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.

Section 3.8 Additional Parity Lien Debt.

(a) The Collateral Trustee will, as trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof; provided that:

(i) such Parity Lien Obligations are identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and

(ii) the designated Parity Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and an Additional Secured Debt Designation and delivers the same to the Collateral Trustee.

(b) The Parent will be permitted to designate as an additional holder of Parity Lien Debt hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt incurred by any Obligor after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Parent may only effect such designation by delivering to the Collateral Trustee an Additional Parity Lien Debt Certificate that:

(i) states that the applicable Obligor intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) that is permitted by each applicable Parity Lien Document to be secured with a Parity Lien equally and ratably with all other Parity Lien Debt;

(ii) specifies the name, address and contact information of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6;

(iii) attaches as Exhibit 1 to such Additional Parity Lien Debt Certificate a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by each Obligor; and

(iv) states that the Parent has caused a copy of the Additional Parity Lien Debt Certificate and the related Collateral Trust Joinder to be delivered to each then existing Parity Lien Representative;

provided that, no Indebtedness incurred under the Working Capital Facility Credit Agreement or otherwise secured by the Working Capital Priority Collateral may be designated as Parity Lien Debt pursuant to this Section 3.8(b).

Although the Parent shall be required to deliver a copy of each Additional Parity Lien Debt Certificate, each Collateral Trust Joinder and each Additional Secured Debt Designation to each then existing Parity Lien Representative, the failure to so deliver a copy of the Additional Parity Lien Debt Certificate, Collateral Trust Joinder and/or Additional Secured Debt Designation to any then-existing Parity Lien Representative shall not affect the status of such debt as Additional Parity Lien Debt if the other requirements of this Section 3.8 are complied with. The Collateral Trustee shall have the right to request that the Parent provide to it a legal opinion or opinions of counsel (subject to customary assumptions, qualifications and exceptions and substantially similar to any such opinions delivered to it on the date of this Agreement as it relates to the subject matter thereof) as to the Additional Parity Lien Debt being secured by a valid and perfected security interest in the Collateral; provided that (i) such legal opinion or opinions need not address any collateral of a type not previously covered by any legal opinion delivered by or on behalf of the Parent and (ii) nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional

Parity Lien Debt if permitted by the Parity Lien Representative for such Additional Parity Lien Debt. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Obligor to incur additional Indebtedness (including Additional Notes) unless otherwise permitted by the terms of all applicable Parity Lien Documents.

(c) With respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof, each Obligor agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee, provided that the Collateral Trustee shall have no obligation to do so and shall have no liability in connection with or in failing to do so, or any Act of Parity Lien Debtholders, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Parity Lien Security Documents (or execute and deliver such additional Parity Lien Security Documents) as may from time to time be reasonably requested by such Persons, provided that the Collateral Trustee shall have no obligation to do so and shall have no liability in connection with or failing to do so, to ensure that ~~the~~such Additional Notes or the Additional Parity Lien Debt, as applicable, are secured by, and entitled to the benefits of, the Parity Lien Security Documents, and each Parity Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Parity Lien Security Documents). Each Obligor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Parent and the other respective Obligors, on a joint and several basis.

(d) Without limitation of the foregoing, each Obligor agrees to take the following actions with respect to the Mortgaged Properties with respect to all Additional Parity Lien Debt (it being understood that any such actions may be taken following the incurrence of any such Additional Parity Lien Debt on a post-closing basis if permitted by the Parity Lien Representative for such Additional Parity Lien Debt) to the extent necessary to ensure that such Additional Parity Lien Debt is secured by, and entitled to the benefits of, the Parity Lien Security Documents with respect to such Mortgaged Properties:

(i) each applicable Obligor shall enter into, and deliver to the Collateral Trustee a mortgage modification or new mortgage, debenture, hypothec, deed of trust, deed to secure Indebtedness or similar document, instrument or agreement with regard to each Real Property subject to a mortgage, debenture, hypothec, deed of trust, deed to secure Indebtedness or similar document, instrument or agreement (each such mortgage, debenture, hypothec, deed of trust, deed to secure Indebtedness or similar document, instrument or agreement an “Additional Mortgage Instrument”), in proper form for recording in all applicable jurisdictions, in a form and substance reasonably satisfactory to the Collateral Trustee; and

(ii) each applicable Obligor will cause to be delivered to the Collateral Trustee a local counsel opinion (subject to customary assumptions, qualifications and exceptions and substantially similar to any such opinions delivered to it on the date of this Agreement as it relates to the subject matter thereof) to the effect that the Collateral Trustee has a valid and perfected Lien with respect to such Mortgaged Property.

ARTICLE 4

OBLIGATIONS ENFORCEABLE BY THE OBLIGORS

Section 4.1 Release of Liens on Collateral.

(a) The Collateral Trustee’s Liens upon the Collateral will be automatically released:

(i) in whole, upon (A) payment in full in cash of (1) all outstanding Parity Lien Debt and (2) all other Parity Lien Obligations that are outstanding, due and payable at the time all of the Parity Lien Debt is paid in full in cash (other than contingent indemnity obligations for which no claim has been made), (B) termination or expiration of all commitments to extend credit under all Parity Lien Documents, (C) the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Documents, and (D) as to any Series of Parity Lien Debt outstanding under Secured Hedge Agreements, the collateralization thereof with Eligible Collateral (as defined in the applicable Swap Contract) at the lower of (1) 105% of the applicable Secured Hedge Counterparty’s Exposure and (2) the percentage of such Secured Hedge Counterparty’s Exposure required for release of Liens under the terms of the applicable Parity Lien Documents;

(ii) as to any Collateral of an Obligor that is (A) released as an Obligor under each Parity Lien Document and (B) is not obligated (as primary obligor or guarantor) with respect to any other Parity Lien Obligations and so long as the respective release does not violate the terms of any Parity Lien Document which then remains in effect;

(iii) as to any Collateral of any Obligor that is sold, transferred or otherwise disposed of by any Obligor to a Person that is not (either before or after such sale, transfer or disposition) the Parent or a Restricted Subsidiary of the Parent in a transaction or other circumstance that is permitted by all of the Parity Lien Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or other disposition is subject to Article 5 of the 2024 Indenture (or the equivalent provision in any other Indenture);

(iv) as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by an Act of Parity Lien Debtholders;

(v) in whole, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;

(vi) as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents and (B) the Parent has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained; or

(vii) as to any properties or assets that become “Posted Credit Support” (as defined in any Secured Hedge Agreement), Working Capital Priority Collateral or Excluded Property.

(b) Without limiting the foregoing, each party hereto agrees that if the Collateral Trustee at any time receives:

(i) an Officers’ Certificate (in each case which the Collateral Trustee shall be entitled to rely upon) stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, the Intercreditor Agreement and all other Parity Lien Documents, if any, relating to the release of the Collateral have been complied with, (C) in the opinion of such officer, such conditions precedent, if any, have been complied with and (D) such release of Collateral did not violate the terms of any applicable Parity Lien Document; and

(ii) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;

then, promptly following receipt by the Collateral Trustee of the items required by this Section 4.1(b), upon request of the Parent, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the applicable Obligor.

(c) The Collateral Trustee hereby agrees that:

(i) in the case of any release pursuant to Section 4.1(a)(iii), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, subject to the Intercreditor Agreement and at the written request of and at the expense of the Parent or other applicable Obligor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and

(ii) at any time when a Parity Lien Debt Default has occurred and is continuing, within one Business Day of the receipt by it of any Act of Parity Lien Debtholders pursuant to Section 4.1(a)(iv), the Collateral Trustee will deliver a copy of such Act of Parity Lien Debtholders to each Parity Lien Representative.

Section 4.2 Delivery of Copies to Parity Lien Representatives.

The Parent will deliver to each Parity Lien Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon. Each Parity Lien Representative (other than the Trustee or any other Parity Lien Representative for a Series of Parity Lien Debt consisting of publicly issued notes) shall, within one Business Day of the receipt by it of the Officers’ Certificate and proposed release instrument(s) delivered to the Collateral Trustee pursuant to Section 4.1(b), deliver a copy of such notice to each registered holder of the Series of Parity Lien Debt for which it acts as Parity Lien Representative.

Section 4.3 Collateral Trustee not Required to Serve, File or Record.

Subject to Section 3.2 and this Article 4, the Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if any Obligor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of any Obligor to comply with the requirements of such UCC provision (which written request must be accompanied by an Officers’ Certificate relating to the same).

Section 4.4 Release of Liens in Respect of Notes.

In addition to any release pursuant to Sections 3.2 or 4.1 hereof, the Collateral Trustee’s Parity Liens will no longer secure the Notes outstanding under the 2024 Indenture or any other Obligations under the Note Documents (as defined in the 2024 Indenture), and the right of the holders of the Notes to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged as provided for in Section 12.05 of the 2024 Indenture, and after such termination and discharge of the 2024 Indenture, all covenants, limitations, obligations and restrictions contained in the 2024 Indenture referred to or referenced herein as applying to or restricting the actions or conduct of any of the Obligors shall be without further force or effect. For the avoidance of doubt, such release, termination and discharge with respect to the Initial Notes and any other Obligations under the Note Documents (as defined in the 2024 Indenture) shall not release or discharge Liens securing Parity Lien Obligations other than the Notes and any other Obligations under the Note Documents (as defined in the 2024 Indenture).

Section 4.5 Release of Liens in Respect of any Series of Parity Lien Debt other than the Initial Notes.

In addition to any release pursuant to Sections 3.2 or 4.1 hereof, as to any Series of Parity Lien Debt other than the Initial Notes and any Additional Notes issued under the 2024 Indenture, the Collateral Trustee’s Parity Lien will no longer secure such Series of Parity Lien Debt (a) if such Parity Lien Debt has been paid or satisfied in full (or, with respect to Secured Hedge Counterparties, collateralized with Eligible Collateral (as defined in the applicable Swap Contract) at the lower of (A) 105% of such Secured Hedge Counterparty’s Exposure and (B) the percentage of such Secured Hedge Counterparty’s Exposure required for release of Liens under the terms of the applicable Parity Lien Documents), all commitments to extend credit in respect of such Series of Parity Lien Debt have been terminated and all other Parity Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Parity Lien Debt is paid are also paid or satisfied in full or (b) if such Liens are otherwise released by the terms of the Parity Lien Documents applicable to such Parity Lien Debt.

ARTICLE 5

IMMUNITIES OF THE COLLATERAL TRUSTEE

Section 5.1 No Implied Duty.

The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the other Parity Lien Security Documents and the Intercreditor Agreement. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the other Parity Lien Documents or the Intercreditor Agreement, or otherwise exist against the Collateral Trustee. Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the other Parity Lien Security Documents or the Intercreditor Agreement.

Section 5.2 Appointment of Agents and Advisors.

The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

Section 5.3 Other Agreements.

The Collateral Trustee has accepted its appointment as collateral trustee hereunder and is bound by the Parity Lien Security Documents executed by the Collateral Trustee. The Collateral Trustee shall at the request of the Parent execute additional Parity Lien Security Documents delivered to it after the date of this Agreement (including to secure Obligations arising under Additional Parity Lien Debt to the extent such Obligations are permitted to be incurred and secured under the Parity Lien Documents); provided that such additional Parity Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or conflict with the terms of the Intercreditor Agreement. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Parity Lien Security Documents to which it is a party).

Section 5.4 Solicitation of Instructions.

(a) The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of an Act of Parity Lien Debtholders, an Officers’ Certificate, a legal opinion from counsel to the Parent or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Parity Lien Security Documents, and the Collateral Trustee will not be liable for any action it takes or omits to take in good faith in reliance on any such certificate, opinion or order. In the absence of bad faith on its part, the Collateral Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Collateral Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Collateral Trustee pursuant to any provision hereof, the Collateral Trustee shall examine the document to determine whether it conforms to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) No written direction given to the Collateral Trustee by an Act of Parity Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Parity Lien Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.

(c) The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Required Parity Lien Debtholders pursuant to the provisions of this Agreement, unless such holders shall have furnished to the Collateral Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 5.5 Limitation of Liability.

The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Parity Lien Security Document, except as determined by a court of competent jurisdiction in a final, nonappealable judgment to have resulted from the Collateral Trustee’s gross negligence or willful misconduct.

Section 5.6 Documents in Satisfactory Form.

The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement but excluding Exhibits attached hereto, be delivered to it in a form and with substantive provisions reasonably satisfactory to it. The Collateral Trustee (i) makes no representation as to the validity or adequacy of any Parity Lien Document and (ii) is not responsible for any statement in any Parity Lien Document other than its certificate of authentication and any representations and warranties made by it.

Section 5.7 Entitled to Rely.

The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by any Obligor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the holders of Parity Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Parity Lien Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Parity Lien Security Documents. The Collateral Trustee (a) shall not be responsible to any Parity Lien Secured Party for any recitals, statements, information, representations or warranties of any other Person contained herein, in the Parity Lien Documents or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectability, priority of sufficiency of this Agreement by or against any other Person, the Parity Lien Documents or the financial condition of the Parent, the other Obligors or any of them and (b) shall not be required to ascertain or inquire as to the performance or observation of any of the terms, covenants or conditions of this Agreement or any Parity Lien Document.

Section 5.8 Parity Lien Debt Default.

The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Parity Lien Debtholders.

Section 5.9 Actions by Collateral Trustee.

As to any matter not expressly provided for by this Agreement or the other Parity Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an

Act of Parity Lien Debtholders in accordance with this Agreement and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Parity Lien Obligations.

Section 5.10 Security or Indemnity in favor of the Collateral Trustee.

The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

Section 5.11 Rights of the Collateral Trustee.

In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Parity Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Parity Lien Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Parity Lien Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Parity Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Parity Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by an Act of Parity Lien Debtholders or by order of a court of competent jurisdiction.

Section 5.12 Limitations on Duty of Collateral Trustee in Respect of Collateral.

(a) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee reasonably selected by it in good faith or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral. The Collateral Trustee shall deliver to each other Parity Lien Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee reasonably selected by the Collateral Trustee in good faith.

(b) Except as provided in Section 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Obligor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Parity Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Trustee shall not be under any obligation to the Trustee or any Parity Lien Representative or holder of Parity Lien Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Parity Lien Security Document or the Intercreditor Agreement or to inspect the properties, books or records of any Obligor.

Section 5.13 Assumption of Rights, Not Assumption of Duties.

Notwithstanding anything to the contrary contained herein:

(a) each of the parties thereto will remain liable under each of the Parity Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not be executed;

(b) the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Parity Lien Security Documents; and

(c) the Collateral Trustee will not be obligated to perform any of the obligations or duties of any Obligor.

Section 5.14 No Liability for Clean Up of Hazardous Materials.

In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

Section 5.15 Other Relationships with the Obligors.

Wilmington Trust, National Association and its Affiliates (and any successor Collateral Trustee and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Obligor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee, any trustee under any Indenture or any holder of Parity Lien Obligations. The Trustee, any trustee under any Indenture and the holders of the Parity Lien Obligations acknowledge that, pursuant to such activities, Wilmington Trust, National Association or its Affiliates (and any successor Collateral Trustee and its Affiliates) may receive information regarding any Obligor or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Obligor or such Affiliate) and acknowledge that the Collateral Trustee shall not be under any obligation to provide such information to the Trustee, any trustee under any Indenture or the holders of the Parity Lien Obligations. Nothing herein shall impose or imply any obligation on the part of Wilmington Trust, National Association (or any successor Collateral Trustee) to advance funds.

ARTICLE 6

RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE

Section 6.1 Resignation or Removal of Collateral Trustee.

Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:

(a) the Collateral Trustee may resign at any time by giving not less than 30 days’ prior written notice of resignation to each Parity Lien Representative and the Parent; and

(b) the Collateral Trustee may be removed at any time, with or without cause, by an Act of Parity Lien Debtholders by giving not less than 30 days’ prior written notice to the Collateral Trustee.

Section 6.2 Appointment of Successor Collateral Trustee.

Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Parity Lien Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the predecessor Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Parent), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:

(a) authorized to exercise corporate trust powers; and

(b) having a combined capital and surplus of at least $250,000,000.

The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.

Section 6.3 Succession.

When the Person so appointed as successor Collateral Trustee accepts such appointment:

(a)  such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder;

(b)  such Person will send notice to the Working Capital Facility Agent of its acceptance of the appointment as successor Collateral Trustee and will agree in such notice to assume the obligations of the Collateral Trustee under the Intercreditor Agreement; and

(c) the predecessor Collateral Trustee will (at the expense of the Parent) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Parity Lien Security Documents or the Trust Estate.

Thereafter the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8 and 7.9, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Trustee.

Section 6.4 Merger, Conversion or Consolidation of Collateral Trustee.

Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) and (2) of Section 6.2 and (ii) prior to any such merger, conversion or consolidation, the Collateral Trustee shall have notified the Parent and each Parity Lien Representative thereof in writing.

Section 6.5 Concerning the Collateral Trustee and the Parity Lien Representatives.

(a) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that, other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity, this Agreement has been signed by each Parity Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Parity Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Parity Lien Documents, and in no event shall such Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(b) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacities as Collateral Trustee and Trustee (and in any other capacity set forth in a Collateral Trust Joinder), and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.

(c) [Reserved].

(d) In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the 2024 Indenture (and of any other Indenture) relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Obligors or any Parity Lien Representative.

(e) Except as otherwise set forth herein, neither the Collateral Trustee nor any Parity Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions of the applicable Required Parity Lien Debtholders as provided in this Agreement or the related Parity Lien Document; provided that neither the Collateral Trustee nor any Parity Lien Representative shall be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable holders of the Parity Lien Obligations with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or applicable law.

ARTICLE 7

MISCELLANEOUS

Section 7.1 Amendment.

(a) This Agreement and any other Parity Lien Security Document may be amended, waived or supplemented only by writing executed by the applicable Obligor and the Collateral Trustee, acting as directed by an Act of Parity Lien Debtholders, except that:

(i) any amendment, waiver or supplement that has the effect solely of:

(A) adding or maintaining Collateral, securing additional Parity Lien Debt that was otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or

(B) providing for the assumption of any Obligor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of such Obligor to the extent permitted by the terms of the 2024 Indenture (or if the 2024 Indenture is no longer in effect, to the extent permitted by the terms of the Indenture most recently in effect) and the other Parity Lien Documents, as applicable;

will become effective when executed and delivered by the applicable Obligor party thereto and, if required for effectiveness pursuant to its terms, the Collateral Trustee;

(ii) no amendment, waiver or supplement that reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:

(A) to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (ii) or the definition of “Act of Parity Lien Debtholders” or “Required Parity Lien Debtholders”),

(B) to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral; or

(C) to require that Liens securing Parity Lien Obligations be released or subordinated only as set forth in the provisions described in Section 3.2 or Article 4,

will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt adversely affected thereby under the applicable Parity Lien Document;

(iii) no amendment, waiver or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, respectively; and

(iv) no amendment, waiver or supplement that releases all or substantially all of the Collateral will become effective without the consent of each Parity Lien Representative, acting on behalf of the applicable Series of Parity Lien Debt in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt.

(b) Notwithstanding anything to the contrary contained in Section 7.1(a) but subject to Sections 7.1(a)(ii) and 7.1(a)(iii):

(i) any mortgage or other Parity Lien Security Document may be amended, waived or supplemented with the approval of the applicable Obligor and the Collateral Trustee acting as directed in writing by the Required Parity Lien Debtholders, unless such amendment, waiver or supplement would not be permitted under the terms of this Agreement or any Parity Lien Documents; and

(ii) any mortgage or other Parity Lien Security Document may be amended, waived or supplemented with the approval of the applicable Obligor and the Collateral Trustee (but without the consent of or notice to any holder of Parity Lien Obligations and without any action by any holder of Notes or other Parity Lien Obligations) (A) to cure any ambiguity, defect or inconsistency or (B) to make any other changes that do not have an adverse effect on the validity of the Lien created thereby.

(c) The Collateral Trustee will not enter into any amendment, waiver or supplement of any Parity Lien Security Document unless it has received an Officers’ Certificate to the effect that such amendment, waiver or supplement will not result in a breach of any provision or covenant contained in this Agreement, the Intercreditor Agreement or any of the Parity Lien Documents. Prior to executing any amendment, waiver or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Parent to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Parent addressing customary creation and perfection (which opinion may be subject to customary assumptions, qualifications and exceptions).

Section 7.2 Voting.

In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Debt, each Series of Parity Lien Debt will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) in the case of a Series of Parity Lien Debt that is not Indebtedness under a Secured Hedge Agreement, the aggregate principal amount of Obligations held by holders of such Series of Parity Lien Debt, and (2) in the case of a Series of Parity Lien Debt that is Indebtedness under one or more Secured Hedge Agreements, the applicable Secured Hedge Counterparty’s Exposure under such Secured Hedge Agreements. Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will vote the total amount of Parity Lien Debt under that Series of Parity Lien Debt as a block in respect of any vote under this Agreement. In connection with this Section 7.2, the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of Parity Lien Debt held by each Series of Parity Lien Debt.

Section 7.3 Further Assurances.

(a) Each of the Obligors will do or cause to be done all acts and things that may be reasonably necessary, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents and in connection with any merger, consolidation or sale of assets of any Obligor, the property and assets of the Person which is consolidated or merged with or into the any Obligor, to the extent that they are property or assets of the types which would constitute Collateral under the security documents, shall be treated as after-acquired property and such Obligor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Parity Lien Documents.

(b) Upon the reasonable request of any Parity Lien Representative at any time and from time to time, each of the Obligors will promptly, at its sole expense, execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as may be reasonably necessary, or that any Parity Lien Representative may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of holders of Parity Lien Obligations; provided that no such security document, instrument or other document shall be materially more burdensome upon any Obligor than the Parity Lien Documents executed and delivered (or required to be executed and delivered promptly after the date hereof) by such Obligor in connection with the issuance of the Initial Notes ~~on or about the date hereof~~.

(c) From and after ~~the date hereof~~March 8, 2024, the Parent shall, or shall cause the applicable Obligors to, deliver such documents and ~~takes~~take such actions as are required by Article 12 of the 2024 Indenture (and the equivalent provisions in any other Indenture).

Section 7.4 Successors and Assigns.

(a) Except as provided in Section 5.2 and 6.1 through 6.4, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and permitted assigns.

(b) No Obligor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Obligors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and permitted assigns.

Section 7.5 Delay and Waiver.

No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Parity Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

Section 7.6 Notices.

Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:

Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Calumet Specialty Products Partners L.P. Administrator
Facsimile: (612) 217-5651

If to any Obligor:	Calumet Specialty Products Partners, L.P. 2780 Waterfront Pkwy. E. Dr., Suite 200

Indianapolis, IN 46214 Telephone: (317) 328-5660 Attention: Greg Morical Email: greg.morical@calumetspecialty.com
If to the Trustee:

Wilmington Trust, National Association

~~Corporate~~Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, Minnesota 55402

Attention: Calumet Specialty Products Partners L.P. Administrator

Facsimile: (612) 217-5651

and if to any other Parity Lien Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight courier guaranteeing next day delivery, to the relevant physical address set forth above or, as to holders of Parity Lien Debt, its physical address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange. Failure to mail a notice or communication to a holder of Parity Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Parity Lien Debt. Copies of notices may for convenience be sent via email to the email addresses specified above or, as to holders of Parity Lien Debt, to any email address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange, but such email deliver shall not constitute notice for purposes of this agreement.

Section 7.7 Entire Agreement.

This Agreement states the complete agreement of the parties relating to the undertaking of the Collateral Trustee set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

Section 7.8 Compensation; Expenses.

The Obligors jointly and severally agree to pay, within 10 Business Days of written demand:

(a) such compensation to the Collateral Trustee and its agents as the Parent and the Collateral Trustee may agree in writing from time to time;

(b) all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Parity Lien Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;

(c) all reasonable fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Parity Lien Representative (other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity) incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Parity Lien Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by any Obligor;

(d) all reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;

(e) all other reasonable out-of-pocket costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Parity Lien Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and

(f) after the occurrence of any Parity Lien Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Parity Lien Representative (other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity) in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Parity Lien Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Parity Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Parity Lien Representatives (other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity).

The agreements in this Section 7.8 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.9 Indemnity.

(a) The Obligors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative (other than any holder of Parity Lien Debt that is expressly a party hereto in its individual capacity) and each of their respective Affiliates and each and all of their directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. THIS INDEMNITY COVERS ORDINARY NEGLIGENCE OF ANY OF THE FOREGOING PARTIES.

(b)  All amounts due under this Section 7.9 will be payable within 10 Business Days upon written demand.

(c)  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Obligors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(d)  No party hereto will ever assert any claim against any other party hereto, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the parties hereto hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(e) The agreements in this Section 7.9 will survive repayment of all other Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.

Section 7.10 Severability.

If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 7.11 Headings.

Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 7.12 Obligations Secured.

All obligations of the Obligors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Parity Lien Security Documents.

Section 7.13 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

Section 7.14 Consent to Jurisdiction.

All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Parity Lien Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:

(a) submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court.

Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction;

(b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in clause (a) above, and waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;

(c) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;

(d) agrees that service as provided in clause (c) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(e) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

Section 7.15 Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER PARITY LIEN SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER PARITY LIEN SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED

THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 7.16 Counterparts, Electronic Signatures.

This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any joinder, certificate or other deliverable hereunder and transmit the executed copy by electronic means, including facsimile or *.pdf files. The electronic copy of the executed Agreement and any such joinder, certificate or other deliverable hereunder is and shall be deemed an original signature.

Section 7.17 Effectiveness.

This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic authorization of delivery thereof.

Section 7.18 Obligors and Additional Obligors.

The Parent will cause each Person ~~that hereafter becomes a Guarantor (as defined in the Indenture), or~~ that is required by any Parity Lien Document to become a party to this Agreement, to become a party to this Agreement for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Notwithstanding the foregoing, Calumet Montana Refining, LLC, a Delaware limited liability company, shall not be required to become a party to this Agreement. The Parent shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the inclusion of such Person as a Obligor if the other requirements of this Section 7.18 are complied with.

Section 7.19 Insolvency.

This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Obligor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.

Section 7.20 Rights and Immunities of Parity Lien Representatives.

The Trustee and the Collateral Trustee will be entitled, to the extent applicable to such Person, to all of the rights, protections, immunities and indemnities set forth in ~~the~~any Indenture and any Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture, Secured Hedge Agreement, Swap Contract or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Parity Lien Representative be liable for any act or omission on the part of the Obligors or the Collateral Trustee hereunder.

Section 7.21 Intercreditor Agreement.

Each Parity Lien Secured Party, by accepting the benefits of the security provided hereby (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (ii) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and to perform its obligations under, the Intercreditor Agreement as Fixed Asset Collateral Trustee (as defined in the Intercreditor Agreement) and to enter into any technical amendments, modifications and/or supplements to the Intercreditor Agreement, including in connection with any refinancing or replacement of the Working Capital Facility Credit Agreement.

Section 7.22 PP&E Proceeds Account Control Agreement.

Each Parity Lien Secured Party, by accepting the benefits of the security provided hereby authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and to perform its obligations under, the PP&E Proceeds Account Control Agreement and to enter into any technical amendments, modifications and/or supplements thereto as may from time to time be determined to be reasonably necessary by the Collateral Trustee.

Section 7.23 Force Majeure.

The Collateral Trustee shall not be liable for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters or similar acts beyond its control.

Section 7.24 Representations and Warranties.

The Collateral Trustee, each Obligor and each Parity Lien Representative represents and warrants to the others as of the date hereof (or, in the case of any Parity Lien Representative that becomes a party hereto after the date hereof, on the date that it becomes party hereto), that: (a) neither the execution and delivery of this Agreement nor its performance of its obligations hereunder, will violate, or result in a breach of the terms, conditions, or provisions of, or constitute a material default under, any other agreement to which it is now subject; (b) it has all requisite authority to execute, delivery and perform its obligations under this Agreement; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject only to applicable bankruptcy, insolvency or similar laws and general principles of equity.

Section 7.25 Additional Persons Bound Hereby.

Each Parity Lien Secured Party (other than the Parity Lien Representative) and each holder of any Parity Lien Debt (other than the Parity Lien Representative) agrees, by virtue of becoming a Parity Lien Secured Party or a holder of any Parity Lien Debt, as applicable, that it shall be bound by the terms of this Agreement as if it were a party hereto.

Section 7.26 Consent and Release of Bank of America, N.A. as Administrative Agent for the Secured Hedge Counterparties under the Existing Collateral Trust Agreement.

Bank of America, N.A. in its capacity as administrative agent for the Secured Hedge Counterparties (as defined in the Existing Collateral Trust Agreement) (in such capacity, the “Secured Hedge Agent”) is executing this Agreement below solely for the purpose of consenting to the amendment and restatement of the Existing Collateral Trust Agreement pursuant to this Agreement. Effective upon the execution and delivery of this Agreement by all parties hereto, the Secured Hedge Agent resigns as the Secured Hedge Agent under the Existing Collateral Trust Agreement and shall not have any rights, duties or obligations under or with respect to this Agreement, and the parties hereto hereby release the Secured Hedge Agent from all of its duties and obligations under the Existing Collateral Trust Agreement.

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ANNEX II

SECURITY AGREEMENT AMENDMENTS

(see attached)

SECOND AMENDED AND RESTATED

SECURITY AND PLEDGE AGREEMENT

This SECOND AMENDED AND RESTATED SECURITY AND PLEDGE AGREEMENT (as amended by Amendment No. 1, dated as of July 31, 2020 and effective as of August 5, 2020, and Amendment No. 2, dated as of March 8, 2024, and as otherwise amended, restated, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) is entered into as of April 20, 2016, among CALUMET SPECIALTY PRODUCTS PARTNERS, L.P., a Delaware limited partnership (the “Parent”), CALUMET FINANCE CORP., a Delaware corporation (“Finance Corp.” and, together with the Parent, the “Issuers”), CALUMET REFINING, LLC, a Delaware limited liability company (f/k/a Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership) (“Calumet”), and certain other subsidiaries of the Parent from time to time party hereto (together with the Issuers and Calumet, individually an “Obligor”, and collectively the “Obligors”), and WILMINGTON TRUST, NATIONAL ASSOCIATION (“WTNA”), not in its individual capacity but solely in its capacity as collateral trustee (in such capacity, the “Collateral Trustee”) for the benefit of the Parity Lien Secured Parties. Terms used and not defined in this preamble or in the recitals are defined in Section 1.

RECITALS

WHEREAS, prior to the date hereof, Calumet and certain Secured Hedge Counterparties have entered into the Secured Hedge Agreements, in connection with which Calumet has provided credit support to the Secured Hedge Counterparties in the form of mortgages, guaranties and other security documents;

WHEREAS, pursuant to the Amended and Restated Security and Pledge Agreement dated as of April 21, 2011 (as amended to date, the “Existing Security Agreement”), among Calumet, certain other Obligors and Bank of America, N.A., as administrative agent, such Obligors granted a security interest in certain of their then-owned and after-acquired personal property to the ~~such~~ administrative agent, for the benefit of the secured hedge counterparties party thereto;

WHEREAS, the Parent and Calumet Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Parent, collectively, the “Issuers”), issued 11.5% Senior Secured Notes due 2021 (the “Discharged Notes Due 2021”) in an aggregate principal amount of ~~up to $400,000,000~~$400 million pursuant to an Indenture dated as of April 20, 2016 (the “Discharged 2016 Indenture”), by and among the Issuers, the other Obligors and Wilmington Trust, National Association, as trustee ~~(in such capacity and together with its successors in such capacity, the “Prior Trustee”)~~;

WHEREAS, the Issuers ~~have~~ paid and performed in full the Discharged Notes due 2021 and all other obligations under the Discharged 2016 Indenture, the Discharged 2016 Indenture has been satisfied and discharged in accordance with the terms thereof and as such, as of July 31, 2020, no Parity Lien Obligations remain outstanding under the Discharged 2016 Indenture;

WHEREAS, the Issuers ~~have offered each Eligible Holder (as defined in the Offering Memorandum (defined below)) of the Issuers’ 7.625% Senior Notes due 2022 (the “Old Notes”)~~

~~to exchange up to $200 million~~ issued 9.25% Senior Secured First Lien Notes due 2024 (the “Discharged Notes Due 2024”) in an aggregate principal amount of ~~such Old Notes for up to~~ $200 million ~~aggregate principal amount of the Issuers’ newly issued 9.25% Senior Secured First Lien Notes due 2024 (together with any Additional~~pursuant to an Indenture dated as of August 5, 2020 (the “Discharged 2020 Indenture”), by and among the Issuers, the other Obligors and Wilmington Trust, National Association, as trustee;

WHEREAS, using the proceeds of the Initial Notes (as defined below) the Issuers paid and performed in full the Discharged Notes due 2024 and all other obligations under the Discharged 2020 Indenture ~~(defined below)), the “Notes”)~~, the Discharged 2020 Indenture has been satisfied and discharged in accordance with the ~~Confidential Offering Memorandum dated on or about July 6, 2020 (the “Offering Memorandum”)~~terms thereof and as such, as of March 7, 2024, no Parity Lien Obligations remain outstanding under the Discharged 2020 Indenture;

WHEREAS, on March 7, 2024, the ~~Notes will be~~Issuers issued ~~by~~$200 million aggregate principal amount of the Issuers’ 9.25% Senior Secured First Lien Notes due 2029 (the “Initial Notes”) pursuant to ~~an~~the Indenture dated ~~on or about August 5~~as of March 7, ~~2020~~2024 (as amended, restated, supplemented, amended and restated, refinanced (whether or not with the same noteholders), extended, replaced or otherwise modified from time to time, the “2024 Indenture”), by and among the Issuers, the other Obligors party thereto, as ~~Guarantors~~guarantors , and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”);

WHEREAS, ~~in connection with the Indenture,~~ the Obligors desire to provide a security interest in certain of their now owned and after-acquired personal property to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties;

WHEREAS, pursuant to that certain Amended and Restated Collateral Trust Agreement dated as of April 20, 2016, as amended ~~on the date hereof~~by Amendment No. 1 dated as of July 31, 2020 (as otherwise amended, supplemented, modified, extended, renewed or replaced from time to time, the “Collateral Trust Agreement”), among the Issuers, ~~the~~certain other Obligors, the Secured Hedge Counterparties identified therein, the ~~Trustee~~trustee party to the Discharged 2016 Indenture and the Collateral Trustee, the Parity Lien Secured Parties have appointed WTNA as Collateral Trustee on behalf of the Parity Lien Secured Parties under this Agreement and the other Parity Lien Security Documents; and

WHEREAS, this Agreement is ~~required by the terms of the Indenture and~~ entered into in consideration for continued extensions of credit pursuant to the 2024 Indenture and by certain Secured Hedge Providers.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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1.	Definitions.

(a) The following terms which are defined in the Uniform Commercial Code in effect from time to time in the State of New York except as such terms may be used in connection with the perfection of a security interest in the Collateral, and the Uniform Commercial Code then in effect in the applicable jurisdiction with respect to such affected Collateral shall apply (the “UCC”): Accession, Account, Debtor, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Control, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Manufactured Home, Proceeds, Promissory Note, Software, Supporting Obligation and Tangible Chattel Paper.

(b) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Collateral Trust Agreement. In addition, the following terms shall have the meanings set forth below:

“Asset Sale” has the meaning provided in ~~the~~any Indenture.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

“Base Rate” means, for any day, a fluctuating rate per annum as determined by the Obligors in good faith equal to the higher of the Federal Funds Rate plus 0.50% and (b) the Prime Rate.

“Collateral” has the meaning provided in Section 2.

“Copyright License” means any written agreement providing for the grant by or to an Obligor of any right to use any Copyright in effect on the date hereof, and includes those Copyright Licenses listed on Schedule 4(k).

“Copyrights” means (i) all registered United States copyrights used or owned by the Obligors in all Works, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Copyright Office, (ii) all renewals thereof and (iii) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, in each case in which an Obligor has an interest on the date hereof, and includes those Copyrights listed on Schedule 4(k).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default Rate” means an interest rate equal to the Base Rate plus 2% per annum.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

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“Material Adverse Effect” means (i) a material adverse change in, or a material adverse effect upon, the condition or value of the Collateral, (ii) a material impairment of ability of any Obligor to perform its obligations under any Parity Lien Document to which it is a party, or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any Parity Lien Document to which it is a party or upon the priority required to be maintained hereby of any security interest in any material portion of the Collateral.

“Net Proceeds” means the aggregate cash proceeds received by any Obligor in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

(2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

(4) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by any Obligor until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to any Obligor from such escrow arrangement, as the case may be.

“Parity Lien Obligations” has the meaning provided in the Collateral Trust Agreement.

“Parity Lien Secured Parties” means the Trustee for itself and for the benefit of the holders of the ~~Notes~~Initial Notes and any Additional Notes issued under the 2024 Indenture, the Collateral Trustee, each Parity Lien Representative, the Secured Hedge Counterparties, each holder of Notes and any other holder of Parity Lien Debt.

“Patent License” means any written agreement providing for the grant by or to a Obligor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent in effect on the date hereof, and includes those Patent Licenses listed on Schedule 4(k).

“Patents” means (i) all letters patent used or owned by the Obligors of the United States or any political subdivision thereof and all reissues and extensions thereof, (ii) all applications for letters patent of the Obligors of the United States or any political subdivision thereof and all divisions, continuations and continuations-in-part thereof and (iii) all rights to, and to obtain, any reissues or extensions of the foregoing, in each case in which an Obligor has an interest on the date hereof, and includes those Patents listed on Schedule 4(k).

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“Permitted Liens” means any Lien not prohibited pursuant to the terms of ~~the~~any Indenture.

“PP&E Proceeds Account” means a segregated and blocked account maintained by an Obligor to hold certain proceeds of Collateral ~~(as contemplated~~to the extent required by and for the purposes set forth in ~~the~~an Indenture and subject to the terms of the PP&E Proceeds Account Control Agreement), ~~and which account and~~ the funds contained ~~therein~~in which constitute Collateral, together with any replacement or similar account created to serve such purpose. Any PP&E Proceeds Account Control Agreement shall be in a form acceptable to the Collateral Trustee in its sole discretion and the Collateral Trustee will not be required to sign any such agreement if any indemnification provisions therein are not acceptable to it in its sole discretion.

“Prime Rate” means the annual rate of interest published by the Wall Street Journal from time to time as the “Prime Rate.” If The Wall Street Journal ceases to publish the “Prime Rate,” the Obligors will in good faith select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasi-governmental body, then the Obligors will in good faith select a comparable interest rate index.

“Trade Secret License” means any written agreement providing for the grant by or to any Obligor of any right in, to or under any Trade Secret in effect on the date hereof.

“Trade Secrets” means (i) all trade secrets and all other confidential or proprietary information and know-how whether or not reduced to a writing or other tangible form, (ii) all documents and things embodying, incorporating or describing such Trade Secrets and (iii) the right to sue for past, present and future misappropriations of any Trade Secret, in each case in which an Obligor has an interest on the date hereof.

“Trademark License” means any written agreement providing for the grant by or to an Obligor of any right to use any Trademark in effect on the date hereof, and includes those Trademark Licenses listed on Schedule 4(k).

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof, and all common-law rights related thereto, which are used or owned by any Obligor and (ii) all renewals thereof, in each case in which an Obligor has an interest on the date hereof, and includes those Trademarks listed on Schedule 4(k).

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

(c) The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other

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document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Parity Lien Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof ‘ and “hereunder,” and words of similar import when used in any Parity Lien Security Document, shall be construed to refer to such Parity Lien Security Document in its entirety and not to any particular provision thereof, (iv) all references in a Parity Lien Security Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Parity Lien Security Document in which such references appear, and (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

2.	Grant of Security Interest in the Collateral.

To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Parity Lien Obligations, each Obligor hereby grants to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Obligor in and to the following Property of such Obligor, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Chattel Paper; (b) all Commercial Tort Claims, including those from time to time specifically set forth on Schedule 4(j); (c) all Copyrights owned by such Obligor; (d) all Copyright Licenses; (e) the PP&E Proceeds Account and any replacement or successor account relating thereto, and all deposits and other sums at any time credited to the PP&E Proceeds Account, including any sums in any blocked or lockbox account or any account into which such sums are swept; (f) all Documents; (g) all Equipment; (h) all Fixtures; (i) all General Intangibles; (j) all Goods; (k) all Instruments; (l) all Investment Property (m) all Patents owned by such Obligor; (n) all Patent Licenses; (o) all Software; (p) all Supporting Obligations; (q) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks, and related data processing software (owned by such Obligor or in which it has an interest) that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; (r) all Trademarks owned by such Obligor; (s) all Trademark Licenses; (t) all Trade Secrets owned by such Obligor; (u) all Trade Secret Licenses; and (v) all Accessions and all Proceeds (including Accounts or other payment obligations constituting the proceeds of Collateral) of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to, and “Collateral” shall not include, (i) Excluded Property or (ii) any Working Capital Priority Collateral. Neither the Trustee nor the Collateral Trustee shall have any duty or obligation of any nature whatsoever to determine whether an item is or should be become Collateral hereunder and either of them may conclusively rely on the Obligors’ determination with respect thereto.

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The security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Parity Lien Obligations, whether now existing or hereafter arising and (ii) is not to be construed as a present assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3.	Special Provisions Relating to Accounts, Chattel Paper, Contracts and Agreements.

(a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under the PP&E Proceeds Account any Chattel Paper, contracts and agreements to observe and perform all the conditions and obligations to be observed and performed by it thereunder. Neither the Collateral Trustee nor any Parity Lien Secured Party shall have any obligation or liability under the PP&E Proceeds Account (or any agreement giving rise thereto), any Chattel Paper, contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Trustee or any Parity Lien Secured Party of any payment relating to the PP&E Proceeds Account, any Chattel Paper, contract or agreement pursuant hereto, nor shall the Collateral Trustee or any Parity Lien Secured Party be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to the PP&E Proceeds Account (or any agreement giving rise thereto), any Chattel Paper, contract or agreement, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under the PP&E Proceeds Account (or any agreement giving rise thereto), any Chattel Paper, contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) The Collateral Trustee shall have no obligation whatsoever with respect to any Chattel Paper, including without limitation determining or verifying the existence, amount and terms of any Chattel Paper.

4.	Representations and Warranties.

Each Obligor hereby represents and warrants to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, in each case as of the date hereof that:

(a) Chief Executive Office; Books & Records; Legal Name; State of Formation.

(i) Such Obligor’s chief executive office and principal place of business is (and for the prior four months has been) located at the locations set forth on Schedule 4(a)(i), and such Obligor keeps its books and records at such locations.

(ii) Such Obligor’s (A) exact legal name as registered in its state of formation is (and for the prior four months has been), (B) state of formation is (and for the prior twelve months has been), (C) organizational number (if any) assigned by such state and federal tax identification number are, in each case, as set forth set forth on Schedule 4(a)(ii).

(iii) Except as set forth in Schedule 4(a)(iii), such Obligor has not been party to a merger, consolidation or other change in structure in the past five years.

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(iv) Schedule 4(a)(iv) sets forth all other names (including trade, assumed and similar names) used by each Obligor or any of its divisions other business units at any time during the past five years.

(b) Location of Tangible Collateral. The location of all tangible Collateral owned by such Obligor (other than rolling stock, goods out for repair, vessels, aircraft and goods in transit) is as shown on Schedule 4(b).

(c) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(d) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, in the Collateral of such Obligor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in the Collateral being pledged by it pursuant to Section 2 to the extent that a security interest in such Collateral can be perfected by filing, and free and clear of all Liens except for Permitted Liens. With respect to any Collateral consisting of a Deposit Account upon execution and delivery by the applicable Obligor, the bank with which such Deposit Account is maintained and the Collateral Trustee of an agreement granting Control to the Collateral Trustee over such Collateral, the Collateral Trustee, on behalf of the Parity Lien Secured Parties, shall have a valid and perfected, first priority security interest in such Collateral; provided further that the Collateral Trustee will not be required to sign any such agreement if any indemnification provisions therein are not acceptable to it.

(e) Types of Collateral. Except in each case to the extent that any required actions have been taken to grant to the Collateral Trustee a valid and perfected security interest therein (subject to Permitted Liens), none of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes or (v) standing timber that is to be cut and removed under a conveyance or contract for sale.

(f) Accounts and Chattel Paper. (i) The goods sold, rented or leased, licensed, or assigned or services finished giving rise to all Collateral consisting of Chattel Paper are not subject to any security interest or Lien except the perfected security interest granted to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, herein and except for Permitted Liens, (ii) all Collateral consisting of Chattel Paper is genuine and in all material respects what they purport to be, (iii) all Collateral consisting of Chattel Paper arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered, which transaction was conducted in the ordinary course of such Obligor’s business and was completed in accordance with the terms of any documents pertaining thereto, or to be rendered by such Obligor to, the obligor named therein and (iv) to such Obligors’ knowledge, the obligor with respect to all Collateral consisting of Chattel Paper has the capacity to contract.

(g) Documents, Instruments and Chattel Paper. All Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are, to such Obligor’s knowledge, complete, valid, and genuine.

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(h) Equipment. With respect to any Collateral consisting of Equipment of an Obligor, each such Obligor has exclusive possession and control of such Equipment of such Obligor except for (i) Equipment leased by such Obligor as a lessee or (ii) Equipment in transit with common carriers or at transflo locations, in each case, as identified on Schedule 4(h). The Collateral consisting of Equipment of each Obligor that is material to its business is in normal operating condition and repair, ordinary wear and tear alone excepted (subject to casualty events) and is suitable for the uses to which it is customarily put in the conduct of such Obligor’s business. Each Obligor has good and marketable title to the Collateral consisting of Equipment of such Obligor in all material respects.

(i) No Other Instruments, Etc. No Obligor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Collateral Trustee pursuant to Section 5(c) of this Agreement other than as set forth on Schedule 4(i). All such Instruments, Documents and Tangible Chattel Paper have been delivered to the Collateral Trustee.

(j) Commercial Tort Claims. No Obligor has any Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $1,000,000 other than those set forth on Schedule 4(j).

(k) Copyrights, Patents and Trademarks.

(i) To the best of each Obligor’s knowledge, except as set forth on Schedule 4(k), each material Copyright, Patent and Trademark owned by such Obligor is valid, subsisting, unexpired, enforceable and has not been abandoned, and such Obligor is legally entitled to use each of its Trademarks.

(ii) To the best of each Obligor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any material Copyright, Patent or Trademark owned by any Obligor.

(iii) No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark owned by such Obligor that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(l) Restrictions on Security Interest. Except as set forth on Schedule 4(l), no Obligor is party to any license or other agreements which would materially limit the Collateral Trustee’s (or any of the Collateral Trustee’s transferees) right to sell, lease, or otherwise use any Collateral consisting of material Equipment upon the Collateral Trustee’s proper exercise of its remedies hereunder or under the other Parity Lien Security Documents, other than (i) as contemplated by the Intercreditor Agreement, (ii) technology licenses that by their terms may not be pledged or otherwise assigned and (iii) any other license or other agreement with respect to which the Collateral Trustee has received, or will receive pursuant to the terms of the Parity Lien Security Documents, a consent in favor of the Collateral Trustee.

(m) Investment Property. As of the date hereof, Schedule 4(m) hereto sets forth all Collateral consisting of Investment Property owned by the Obligors (other than the ownership interests in any Obligor’s subsidiary). Each Obligor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all

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Liens or options in favor of, or claims of, any other Person (in each case other than Permitted Liens). Except as set forth on Schedule 4(m), as of the date hereof, there are no outstanding warrants, options or other rights to purchase, or shareholder, equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Collateral consisting of Investment Property, other than any Capital Stock of any joint ventures.

5.	Covenants.

Each Obligor covenants that until such time as the Parity Lien Obligations arising under the Parity Lien Documents have been paid in full and the Parity Lien Documents have been terminated, such Obligor shall:

(a) Defense of Title. Warrant and defend title to and ownership of the Collateral (except as otherwise not prohibited by ~~the~~any Indenture) of such Obligor at its own expense against the claims and demands of all other parties claiming an interest therein (other than Permitted Liens).

(b) Preservation of Collateral. Keep the Collateral in good order, condition and repair in all material respects (normal wear and tear excepted); not use the Collateral in violation of the provisions of this Agreement; and not use the Collateral in violation of any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect on a material portion of the Collateral.

(c) Instruments/Chattel Paper/Control.

(i) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any Property constituting Collateral shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Collateral Trustee pursuant to an Act of Parity Lien Debtholders to perfect its security interest in such Collateral, is delivered to the Collateral Trustee duly endorsed for such purpose. If requested by the Collateral Trustee pursuant to an Act of Parity Lien Debtholders, such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend indicating the Collateral Trustee’s security interest in such Tangible Chattel Paper.

(ii) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Collateral Trustee pursuant to an Act of Parity Lien Debtholders for the purpose of obtaining and maintaining Control with respect to any Collateral consisting of (A) the PP&E Proceeds Account, (B) Investment Property, and (C) Electronic Chattel Paper; provided, however, that any Collateral consisting of Instruments evidencing Promissory Notes and certificates evidencing Collateral consisting of Investment Property owned by any Obligor (other than the ownership interests in any Obligor’s subsidiary) shall, if requested by the Collateral Trustee pursuant to an Act of Parity Lien Debtholders, be promptly delivered to the Collateral Trustee together with an undated instrument of transfer with respect to such Instrument or Investment Property duly executed in blank by the applicable Obligor.

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(d) Change in Corporate Structure or Location. Not (i) change its registered legal name, identity or state of incorporation or formation, (ii) change the location of its chief executive office and principal place of business (as well as its books and records) from the locations set forth on Schedule 4(a)(ii) or (iii) change the location of its Collateral from the locations set forth for such Obligor on Schedule 4(b), in each case unless the Obligors provide written notice to the Collateral Trustee of any such change at any time. Within 30 days of any such change, such Obligor shall execute and deliver all such additional documents and perform all additional acts as are necessary or that the Collateral Trustee may reasonably request pursuant to an Act of Parity Lien Debtholders in order to continue or maintain the existence and priority of the Liens granted hereunder in the Collateral.

(e) Filing of Financing Statements, Notices, etc. Execute and deliver to the Collateral Trustee such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents), and do all such other things, as the Collateral Trustee may reasonably request pursuant to an Act of Parity Lien Debtholders, (i) to assure to the Collateral Trustee its security interests hereunder are perfected and maintained, including (A) such instruments as the Collateral Trustee may from time to time reasonably request pursuant to an Act of Parity Lien Debtholders to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Collateral consisting of Copyrights owned by such Obligor as of the date hereof, a Notice of Grant of Security Interest in Copyrights in the form of Exhibit 5(e)(i)(B) hereto, (C) with regard to Collateral consisting of Patents owned by such Obligor as of the date hereof, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 5(e)(i)(C) hereto and (D) with regard to Collateral consisting of Trademarks owned by such Obligor as of the date hereof, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(e)(i)(D) hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Collateral Trustee of its rights and interests hereunder. Furthermore each Obligor also hereby irrevocably makes, constitutes and appoints the Collateral Trustee, its nominee or any other person whom the Collateral Trustee may designate, as such Obligor’s true and lawful attorney-in-fact with full power and for the limited purpose to sign in the name of such Obligor on any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Collateral Trustee’s reasonable discretion would be necessary or appropriate to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Parity Lien Obligations have been paid in full and the Parity Lien Documents have been terminated. In the event for any reason the Law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Parity Lien Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Trustee reasonably request pursuant to an Act of Parity Lien Debtholders to preserve, protect and enforce the security interests of the Collateral Trustee under the Law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon such request, then the Collateral Trustee may, but shall in no way be obligated to, execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove).

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(f) Commercial Tort Claims. Concurrently with an Obligor’s commencement of proceedings in respect thereof, (i) forward to the Collateral Trustee written notification of any and all Commercial Tort Claims by or in favor of such Obligor seeking damages in excess of $5,000,000 and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required or as may be reasonably requested by the Collateral Trustee upon an Act of Parity Lien Debtholders to grant to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, a security interest in such Commercial Tort Claims. Notwithstanding the foregoing, one or more Obligors may enter into contingency or other alternative fee arrangements for disputes counsel to receive up to 35% of the proceeds of any Commercial Tort Claim.

(g) Books and Records. Mark its books and records to the extent necessary to perfect the security interest granted hereby to reflect the security interest granted to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, pursuant to this Agreement.

(h) PP&E Proceeds Account. As and when required pursuant to ~~the~~any Indenture, (i) maintain the PP&E Proceeds Account and any replacement or successor accounts relating thereto in accordance with the terms of ~~the~~any Indenture and the PP&E Proceeds Account Control Agreement, (ii) deposit all Net Proceeds of Asset Sales involving Collateral in the PP&E Proceeds Account as required by ~~the~~any Indenture, and cause all amounts deposited into the PP&E Proceeds Account to be applied only in accordance with the terms of ~~the~~any Indenture. All amounts on deposit in PP&E Proceeds Account and any replacement or successor account relating thereto shall be subject to the Lien of the Collateral Trustee for the benefit of the Parity Lien Secured Parties.

(i) Intellectual Property. In each case, except as any failure to comply with the following would not reasonably be expected to result in a Material Adverse Effect:

(i) (A) Not do any act or knowingly omit to do any act whereby any Copyright becomes invalidated and not do any act, or knowingly omit to do any act, whereby any Copyright becomes injected into the public domain; (B) notify the Collateral Trustee promptly if it knows that any Copyright has become injected into the public domain or of any materially adverse determination or development (including the institution of, or any such determination or development in, any court or tribunal in the United States) regarding an Obligor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each Copyright owned by an Obligor and to maintain each registration of each Copyright owned by an Obligor including filing of applications for renewal where necessary; and (D) promptly notify the Collateral Trustee of any infringement of any Copyright owned by an Obligor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(ii) Continue to use each Trademark on each and every trademark class of goods applicable to its current (from time to time) line as reflected in its current (from time to time) catalogs, brochures and price lists to maintain such Trademark in full force free from any claim of abandonment for nonuse.

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(iii) With respect to any Trademark, not (and not consent to or cooperate with any licensee or sub licensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark becomes invalidated.

(iv) Not do any act, or omit to do any act, whereby any Patent becomes abandoned or dedicated.

(v) Notify the Collateral Trustee promptly if it knows that any application or registration relating to any Patent or Trademark becomes abandoned or dedicated, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office) regarding such Obligor’s ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

(vi) Take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application currently pending (and to obtain the relevant registration) and to maintain each registration of each Patent and Trademark owned by an Obligor, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vii) Promptly notify the Collateral Trustee after it learns that any Patent or Trademark owned by an Obligor included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

Notwithstanding the foregoing, the Obligors may, in their reasonable business judgment, dispose of or fail to maintain, pursue, preserve or protect any Copyright, Patent or Trademark which is not material to their businesses and, with respect to any such disposition or failure to maintain, pursue, preserve or protect any Copyright, Patent or Trademark, the Obligors will not thereafter be required to provide any of the notices described in this Section 5(i) to the Collateral Trustee with respect to any such Copyright, Patent or Trademark; provided that the Obligors will respond to any inquiry of the Collateral Trustee with respect to any such Copyright, Patent or Trademark.

(j) Insurance. Insure, repair and replace the Collateral of the Obligors as required by ~~the~~any Indenture.

(k) Further Assurances.

(i) From time to time, at the expense of such Obligor, promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that the Collateral Trustee may request (such request to be made solely pursuant to an Act of Parity Lien Debtholders pursuant to the Collateral Trust Agreement), to perfect and protect any pledge or security interest granted or purported to be granted by such Obligor hereunder or to enable the Collateral Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Obligor.

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(ii) Each Obligor authorizes the Parent or its designee to file one or more financing or continuation statements identifying the Collateral, and all amendments thereto, in each case without the signature of such Obligor.

(l) [Reserved].

(m) Anything herein to the contrary notwithstanding, (a) the execution of this agreement shall not result in any change in any Obligor’s liability under the contracts and agreements included in such Obligor’s Collateral to perform all of its duties and obligations thereunder, (b) the exercise by the Collateral Trustee of any of the rights hereunder shall not release any Obligor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) the Collateral Trustee shall have no obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Parity Lien Document, nor shall the Collateral Trustee be obligated to perform any of the obligations or duties of any Obligor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(n) For the avoidance of doubt, the parties hereto agree, and each of the Parity Lien Debtholders by their acceptance of their interests in the Parity Lien Debt agree, that the Collateral Trustee shall only be required to request action under this Section 5 upon an Act of Parity Lien Debtholders. In the absence of such Act of Parity Lien Debtholders, the Collateral Trustee shall not be required to and shall not make any requests hereunder and the Obligors, therefore, may not be required to take any further action under this Section 5.

6.	Remedies.

(a) General Remedies. The Collateral Trustee’s exercise of rights and remedies in respect of the Collateral shall be subject in all cases to the terms of the Intercreditor Agreement, the Collateral Trust Agreement and the Collateral Trustee’s receipt of direction and indemnity with respect thereto. Upon the occurrence of a Parity Lien Debt Default and during the continuation thereof, the Collateral Trustee shall have, in addition to the rights and remedies provided herein, in the Parity Lien Documents, in any other documents relating to the Parity Lien Obligations, or by Law (including levy of attachment, garnishment and the rights and remedies set forth in the UCC), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Collateral Trustee may, with or without judicial process or the aid and assistance of others, enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) upon ten (10) days written notice, require the Obligors to assemble and make available to the Collateral Trustee at the expense of the Obligors any Collateral at any place and time designated by the Collateral Trustee which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, or (v) without demand and without advertisement, notice, hearing or process of law (except any notice required by law referred to

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below or expressly required herein or pursuant to any Parity Lien Document) to or upon any Obligor, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Trustee deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall not be deemed to have been made in a commercially unreasonable manner solely because of the private nature of such sale. Neither the Collateral Trustee’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of notice shall be met if such notice is personally served on, sent by mail, postage prepaid, or sent by nationally-recognized overnight delivery service to Parent in accordance with the notice provisions of Section 7.6 of the Collateral Trust Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Trustee shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Parity Lien Obligations may be a purchaser at any such sale. Subject to the provisions of applicable Law, the Collateral Trustee may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Collateral Trustee may further postpone such sale by announcement made at such time and place.

(b) Access. In addition to the rights and remedies hereunder, upon the occurrence of a Parity Lien Debt Default and during the continuance thereof, the Collateral Trustee shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Collateral Trustee, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Trustee may remove Collateral, or any part thereof, from such premises or any records with respect thereto, to effectively collect or liquidate such Collateral. If the Collateral Trustee exercises its right to take possession of the Collateral, each Obligor shall also at its expense perform any and all other steps reasonably requested by the Collateral Trustee to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Trustee, appointing overseers for the Collateral and maintaining inventory records.

(c) Nonexclusive Nature of Remedies. Failure by the Collateral Trustee or the Parity Lien Secured Parties to exercise any right, remedy or option under this Agreement, any other Parity Lien Document, any other document relating to the Parity Lien Obligations, or as provided by Law, or any delay by the Collateral Trustee or the Parity Lien Secured Parties in exercising the

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same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Collateral Trustee or the Parity Lien Secured Parties shall only be granted as provided herein. To the extent permitted by Law, neither the Collateral Trustee, the Parity Lien Secured Parties, nor any party acting as attorney for the Collateral Trustee or the Parity Lien Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence, willful misconduct or bad faith hereunder. The rights and remedies of the Collateral Trustee and the Parity Lien Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Collateral Trustee or the Parity Lien Secured Parties may have.

(d) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Trustee or the Parity Lien Secured Parties are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Parity Lien Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(e) Until the Collateral Trustee is able to effect a sale, lease, or other disposition of Collateral, the Collateral Trustee shall have the right, but not the obligation, to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Collateral Trustee. The Collateral Trustee may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Trustee’s remedies (for the benefit of the Collateral Trustee and Secured Parties), with respect to such appointment.

(f) Notwithstanding the foregoing, neither the Collateral Trustee nor the Trustee shall be required to (1) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Obligor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Parity Lien Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (2) marshal the Collateral or any guarantee of the Parity Lien Obligations or to resort to the Collateral or any such guarantee in any particular order, or (3) effect a public sale of any Collateral.

(g) The Collateral Trustee shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit any Grantor or the issuer of the Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Obligor and the issuer would agree to do so.

7.	Rights of the Collateral Trustee.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Collateral Trustee, on behalf of the Parity Lien Secured Parties, and each of its designees or agents, as its true and lawful attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of a Parity Lien Debt Default, in each case subject to the Intercreditor Agreement:

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(i) to demand, collect, settle, compromise, adjust, give discharges and releases with respect to the Collateral, all as the Collateral Trustee may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought with respect to the Collateral and, in connection therewith, give such discharge or release as the Collateral Trustee may deem reasonably appropriate;

(iv) receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

(v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Trustee were the absolute owner thereof for all purposes;

(vi) adjust and settle claims under any insurance policy with respect to the Collateral relating thereto;

(vii) execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents with respect to the Collateral that the Collateral Trustee may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii) institute any foreclosure proceedings with respect to the Collateral that the Collateral Trustee may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, transfer powers, verifications, notices and other documents relating to the Collateral;

(x) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due there under directly to the Collateral Trustee or as the Collateral Trustee shall direct;

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(xii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xiii) do and perform all such other acts and things as the Collateral Trustee may reasonably deem to be necessary, proper or convenient in connection with its exercise of rights and remedies in respect of the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as the Parity Lien Obligations arising under the Parity Lien Documents have been paid in full and the Parity Lien Documents have been terminated. The Collateral Trustee shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options granted to the Collateral Trustee, for the benefit of the Parity Lien Secured Parties, in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Trustee shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence, willful misconduct or bad faith. This power of attorney is conferred on the Collateral Trustee solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Collateral Trustee. The Collateral Trustee may from time to time assign the Parity Lien Obligations to a successor Collateral Trustee appointed in accordance with the Collateral Trust Agreement, and such successor shall be entitled to all of the rights and remedies of the Collateral Trustee under this Agreement in relation thereto.

(c) The Collateral Trustee’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Trustee hereunder, the Collateral Trustee shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Collateral Trustee shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Collateral Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Trustee accords its own Property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Trustee shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 6, the Collateral Trustee shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Trustee has or is deemed to have knowledge of such matters, or (ii) taking any steps clean, repair or otherwise prepare the Collateral for sale.

(d) Releases of Collateral. Upon any Release of Liens upon all or any part of the Collateral pursuant to Section 4.1 of the Collateral Trust Agreement, the Collateral Trustee, at the request and sole expense of any Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Parity Lien Security Document on such Collateral.

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(e) Collateral Trustee’s Obligations. The Collateral Trustee shall be under no obligation to exercise any of the rights vested in it by this Agreement or to enforce any remedy or realize upon any of the Collateral unless (i) it has been directed to take such action by an Act of Parity Lien Debtholders, and (ii) it has been offered security or indemnity satisfactory to it against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) that might be incurred by it in compliance with such request or direction. The Collateral Trustee shall not be held liable for any action or inaction taken in accordance with an Act of Parity Lien Debtholders and absent the Collateral Trustee’s gross negligence, willful misconduct or bad faith.

(f) Limitation on Collateral Trustee’s and Trustee’ Duty with Respect to the Collateral. The Collateral Trustee shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Trustee shall not have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Trustee, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that any such income actually received by the Collateral Trustee be applied to the Parity Lien Obligations. To the extent that applicable law imposes duties on the Collateral Trustee to exercise remedies in a commercially reasonable manner, each Obligor acknowledges and agrees that it is commercially reasonable for the Collateral Trustee (1) to fail to incur expenses deemed significant by the Collateral Trustee, or for which the Collateral Trustee has not been provided indemnity satisfactory to it by holders of ~~the~~any Notes, to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (2) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (3) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (4) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (5) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (6) to contact other Persons, whether or not in the same business as such Obligor, for expressions of interest in acquiring all or any portion of such Collateral, (7) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (8) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (9) to dispose of assets in wholesale rather than retail markets, (10) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (11) to purchase insurance or credit enhancements to insure the Collateral Trustee against risks of loss, collection or disposition of Collateral or to provide to the Collateral Trustee a guaranteed return from the collection or disposition of Collateral, or (12) to the extent deemed appropriate by the Collateral Trustee, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Trustee in the collection or disposition of any of the Collateral. Each Obligor acknowledges that the purpose of this Section 7(f) is to provide non-exhaustive indications of what actions or omissions by the Collateral Trustee would be commercially reasonable in the Collateral Trustee’s exercise of remedies against the Collateral and that other actions or omissions by the Collateral Trustee shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7(f). Without limitation upon the foregoing, nothing contained in this Section 7(f) shall be construed to grant any rights to any Obligor or to impose any duties on the Collateral Trustee that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7(f).

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(g) Compromises and Collection of Collateral. The Obligors and the Collateral Trustee recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Collateral, that certain of the Collateral may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Collateral may exceed the amount that reasonably may be expected to be recovered with respect to a Collateral. In view of the foregoing, each Obligor agrees that the Collateral Trustee may at any time and from time to time, if a Parity Lien Debt Default has occurred and is continuing, compromise with the obligor on any Collateral, accept in full payment of any Collateral such amount as the Collateral Trustee in its sole discretion shall determine or abandon any Collateral, and any such action by the Collateral Trustee shall be commercially reasonable so long as the Collateral Trustee acts in good faith based on information known to it at the time it takes any such action.

(h) Each Obligor hereby agrees to indemnify the Collateral Trustee, and its successors, assigns, agents and employees in the manner and to the extent provided in Section 7.9 of the Collateral Trust Agreement.

(i) WTNA has been appointed Collateral Trustee for the Parity Lien Secured Parties hereunder pursuant to Article 3 of the Collateral Trust Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Trustee hereunder is subject to the terms of the delegation of authority made by the Parity Lien Secured Parties to the Collateral Trustee pursuant to the Collateral Trust Agreement, and that the Collateral Trustee has agreed to act (and any successor Collateral Trustee shall act) as such hereunder only on the express conditions contained in Articles 3 and 5 of the Collateral Trust Agreement. Any successor Collateral Trustee appointed pursuant to Article 6 of the Collateral Trust Agreement shall be entitled to all the rights, interests and benefits of the Collateral Trustee hereunder.

(j) Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by WTNA, not in its individual capacity or personally but solely in its capacity as Collateral Trustee for the benefit of the Parity Lien Secured Parties, in the exercise of the powers and authority conferred and vested in it under the Collateral Trust Agreement and the other Parity Lien Documents, and in no event shall WTNA in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other Person under this Agreement, the Collateral Trust Agreement and the other Parity Lien Documents or in any of the certificates, reports, documents, data, notices or agreements delivered pursuant hereto or thereto.

(k) The Collateral Trustee makes no representations or warranties as to nor assumes any responsibility for the correctness of the recitals contained herein, and the Collateral Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Agreement in respect of the Obligors and makes no representation with respect thereto. In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the Collateral Trust Agreement relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder.

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(l) Neither the Collateral Trustee nor any of its respective Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Parity Lien Document, or any certificate, financial statement or other document furnished at any time under or in connection with this Agreement or any other Parity Lien Document, (ii) the performance or observance of any of the terms, covenants or agreements of the Obligors or any Person in this Agreement or any other Parity Lien Document (iii) the validity, effectiveness, genuineness, value, enforceability or sufficiency of this Agreement, the Collateral or any other Parity Lien Document, or any other instrument or writing furnished in connection herewith or therewith, in respect of the Company or the Obligors other than as set forth herein or therein or (iv) the attachment, perfection or priority of any security interest created or purported to be created under or in connection with any Parity Lien Security Document. Without limiting the generality of the foregoing, in the absence of its own negligence, willful misconduct or bad faith, none of the Collateral Trustee or any of its respective Affiliates, directors, officers, managers, employees, advisors, counsel, agents or attorneys-in-fact shall be responsible to any Person for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the Collateral, the determination of the fair market value of any Collateral, or any other matters determined hereunder or under the other Parity Lien Documents.

(m) Delivery of notices, instruments, agreements, certificates and documents of any nature whatsoever to the Collateral Trustee hereunder is for informational purposes only and its receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Obligors’ or any other Person’s compliance with any of its covenants under this Agreement, ~~the~~any Indenture or any other Parity Lien Document (as to which the Collateral Trustee and the Parity Lien Secured Parties are entitled to rely exclusively on Officer’s Certificates) and shall not impose any additional obligations on the Collateral Trustee, other than as specifically set forth herein.

(n) Beyond the exercise of reasonable care in the custody of Collateral in its possession, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, except that any such income actually received by the Collateral Trustee be applied to the Parity Lien Obligations, and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords similar property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.

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(o) In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

(p) The powers conferred on the Collateral Trustee hereunder are solely to protect the Parity Lien Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Trustee shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

(q) The Collateral Trustee shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) solely pursuant to an Act of Parity Lien Debtholders or in accordance with the terms and conditions of the Collateral Trust Agreement, and such instructions shall be binding upon all Parity Lien Secured Parties; provided, however, that no Collateral Trustee shall be required to take any action that (i) such Collateral Trustee in good faith believes exposes it to personal liability unless such Collateral Trustee receives an indemnification satisfactory to it from the applicable Parity Lien Secured Parties with respect to such action or (ii) is contrary to this Agreement or applicable law.

(r) The Obligors agree to reimburse the Collateral Trustee’s expenses in the manner and to the extent set forth in Section 7.8 of the Collateral Trust Agreement.

8.	Application of Proceeds.

Upon the exercise of remedies pursuant to Article 3 of the Collateral Trust Agreement, any proceeds of the Collateral, when received by the Collateral Trustee or any Parity Lien Secured Party in cash or its equivalent, will be applied in reduction of the Parity Lien Obligations in the order set forth in Section 3.4 of the Collateral Trust Agreement.

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9.	Continuing Agreement.

(a) This Agreement shall remain in full force and effect until such time as the Parity Lien Obligations have been paid in full and the Parity Lien Documents have been terminated, at which time this Agreement shall be automatically terminated and the Collateral Trustee shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements or other documents reasonably requested by any Obligor evidencing such termination.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Parity Lien Obligations is rescinded or must otherwise be restored or returned by the Collateral Trustee or any Parity Lien Secured Party as a preference, fraudulent conveyance or otherwise under any Insolvency or Liquidation Proceeding, all as though such payment had not been made; provided that, in the event payment of all or any part of the Parity Lien Obligations is rescinded or must be restored or returned, all reasonable out-of-pocket costs and expenses (including any reasonable legal fees and disbursements) incurred by the Collateral Trustee in defending and enforcing such reinstatement shall be deemed to be included as a part of the Parity Lien Obligations.

10.	Amendments; Waivers; Modifications, etc.

This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 7.1 of the Collateral Trust Agreement.

11.	Successors in Interest.

This Agreement shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Collateral Trustee and the Parity Lien Secured Parties hereunder, to the benefit of the Collateral Trustee and the Parity Lien Secured Parties and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder without the prior written consent of the Collateral Trustee (acting pursuant to an Act of Parity Lien Debtholders). To the fullest extent permitted by law, each Obligor hereby releases the Collateral Trustee and each Parity Lien Secured Parties, each of their related parties and each of their respective successors and assigns, from any liability for any act or omission relating to this Agreement or the Collateral, except for any liability arising from the gross negligence, willful misconduct or bad faith of the Collateral Trustee or such Parity Lien Secured Party or their related parties.

12.	Notices.

All notices required or permitted to be given under this Agreement shall be in conformance with Section 7.6 of the Collateral Trust Agreement.

13.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same

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instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by electronic means, including facsimile or noneditable *.pdf files, shall be effective as a delivery of a manually executed counterpart hereof.

14.	Headings.

The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

15.	Governing Law; WAIVER OF JURY TRIAL.

The terms of Sections 7.13 and 7.15 of the Collateral Trust Agreement with respect to governing law and waiver of jury trial are incorporated herein by reference, mutatis mutandi, and the parties hereto agree to such terms.

16.	Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

17.	Entirety.

This Agreement, the other Parity Lien Security Documents and the other documents relating to the Parity Lien Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written.

18.	Other Security.

To the extent that any of the Parity Lien Obligations are now or hereafter secured by Property other than the Collateral (including real Property and securities owned by an Obligor), or by a guarantee, endorsement or Property of any other Person, then the Collateral Trustee shall have the right to proceed against such other Property, guarantee or endorsement upon the occurrence of any Parity Lien Debt Default, and the Collateral Trustee shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Trustee shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Parity Lien Obligations or any of the rights of the Collateral Trustee or the Parity Lien Secured Parties under this Agreement, under any other of the Collateral or under any other document relating to the Parity Lien Obligations.

19.	Joinder.

At any time after the date of this Agreement, one or more additional Persons may become an Obligor by executing and delivering to the Collateral Trustee a supplement agreement, in substantially the form attached hereto as Exhibit A. Immediately upon such execution and delivery of such supplement agreement (and without any further action), each such additional Person will

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become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such supplement agreement.

20.	Parity Lien Secured Parties Action.

All rights of the Collateral Trustee hereunder, if not exercised by the Collateral Trustee, may be exercised by an Act of Parity Lien Debtholders pursuant to a vote in accordance with Section 7.2 of the Collateral Trust Agreement.

21.	Survival.

All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Agreement, the other Parity Lien Security Documents and the other documents relating to the Parity Lien Obligations.

22.	Marshalling.

Neither the Collateral Trustee nor any Parity Lien Secured Party shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Parity Lien Obligations.

23.	ENTIRE AGREEMENT.

THIS AGREEMENT AND THE OTHER PARITY LIEN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

24.	Consent and Release of Bank of America, N.A. as Administrative Agent for the Secured Hedge Counterparties under the Existing Security Agreement.

Bank of America, N.A. in its capacity as administrative agent for the Secured Hedge Counterparties (as defined in the Existing Collateral Trust Agreement) (in such capacity, the “Secured Hedge Agent”) is executing this Agreement below solely for the purpose of consenting to the amendment and restatement of the Existing Security Agreement pursuant to this Agreement. Effective upon the execution and delivery of this Agreement by all parties hereto, the Secured Hedge Agent resigns as the Secured Hedge Agent under the Existing Security Agreement and shall not have any rights, duties or obligations under or with respect to this Agreement, and the parties hereto hereby release the Secured Hedge Agent from all of its duties and obligations under the Existing Collateral Trust Agreement.

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